                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       Browning-Ferris Industries, Inc.
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                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                   [BROWNING-FERRIS INDUSTRIES, INC., LOGO]

                                 P.O. BOX 3151
                              HOUSTON, TEXAS 77253

                                January 22, 1997

Dear BFI Shareholder:

     Fiscal year 1996 was a year of significant change for BFI. The solid waste business has continued to expand in sophistication, with customers requiring comprehensive and integrated waste services delivered with a high degree of expertise and at a competitive price. Our future success depends on how we respond to an increasingly complex and regulated industry, intensely competitive environment, and more discriminating and demanding customers.

STRATEGIC SHIFT/REORGANIZATION

     Recognizing these challenges, we made several key changes in our business strategy in order to improve our responsiveness, service quality, and accountability for performance. BFI has shifted from a Company committed and organized to generate significant growth largely from external sources, to a Company committed and organized to generate a higher return on assets and more modest growth, principally generated internally. This change will deliver more value to shareholders in both the short- and long-term. We also designed and implemented a radically changed organizational structure that is customer oriented, marketing and sales driven and enables talented BFI people to focus on their areas of expertise -- and yet maintains the geographic attention necessary to support the local nature of our business.

INCENTIVE PLANS

     Consistent with our strategies and structural changes, we significantly changed our annual and long-term incentive plans (including the 1996 Stock Incentive Plan, the Annual Management Incentive Plan and the Long-Term Incentive
Plan) so that they encourage greater management focus on shareholder value and returns. As explained in the Proxy Statement, the Board of Directors has approved the introduction of these plans in fiscal year 1997, subject to approval by the Company's shareholders at the Annual Meeting.

     To assist you in understanding this proposal, the Proxy Statement describes in detail the philosophy behind our new compensation plans and how they will be implemented. We view this as a significant undertaking that is critical to ensuring accountability for achieving our long-term goals and aligning our compensation programs with the creation of value for you, our shareholder.

LONG-TERM INCENTIVE PLAN

     Although I consider the introduction of each of the incentive plans to be critical in driving management decisions that lead to increases in shareholder value, the most dramatic change involves the new Long-Term Incentive Plan for officers and key executives. Under this plan, participants will receive a one-time grant of performance shares that replaces two-thirds of their annual stock option grant participation over the next five years. These performance shares will be earned (and converted into shares of the Company's common stock) only if BFI's stock exceeds specific price targets and the Company generates specified levels of Cash Value Added ("CVA" -- which is defined as operating cash flow minus a charge for the Company's cost of capital). As a long-term performance measure, we believe that CVA provides the clearest barometer of whether our performance is creating value for shareholders by recognizing both the cash flow generated by operations as well as the investment required to produce those cash flows. This is a measure of value that is used by a variety of successful companies that have consistently rewarded their shareholders.

     The table below demonstrates the alignment between executives and shareholders under the new Long-Term Incentive Plan. The stock price targets and the cumulative CVA targets must be achieved before any performance shares are earned.

                                                                       GAIN TO ALL        % OF SHAREHOLDER
                                                  PERCENT OF          SHAREHOLDERS          GAIN SHARED
                             CUMULATIVE           PERFORMANCE       FROM $28 1/4 PER            WITH
STOCK PRICE TARGET           CVA TARGET          SHARES EARNED            SHARE           PARTICIPANTS(1)
------------------     ----------------------    -------------     -------------------    ----------------
  Less than $35        Less than $20 million            0%         Up to $1.4 billion              0%
       $35                  $ 20 million               25%            $1.4 billion               0.6%
       $40                  $130 million               50%            $2.5 billion               0.8%
       $45                  $240 million               75%            $3.6 billion               1.0%
       $50                  $350 million              100%            $4.6 billion               1.1%

---------------

(1) The gain to the 30 LTIP participants includes performance shares (converted into an equivalent number of shares of the Company's common stock). The gain to the participants does not include options granted.

     Taken together, we anticipate that these changes in our business strategy and structure, supported by the new incentive compensation plans, will motivate aggressive business performance that will benefit all of our stakeholders, including our shareholders. I look forward to reviewing these initiatives with you at the Annual Meeting.

                                            Sincerely,

                                            /s/ Bruce E. Ranck
                                            Bruce E. Ranck
                                            President and Chief Executive
                                            Officer

                   [BROWNING-FERRIS INDUSTRIES, INC., LOGO]

                                 P.O. BOX 3151
                              HOUSTON, TEXAS 77253

                                January 22, 1997

TO OUR SHAREHOLDERS:

You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Browning-Ferris Industries, Inc. on March 5, 1997, at 2:00 p.m., Houston time, in the Company's auditorium located on the 14th floor of the corporate office at 757 N. Eldridge, Houston, Texas.

Whether or not you plan to be present, please sign and return your proxy as soon as possible so that your vote will be recorded; a self-addressed envelope is provided.

                                              /s/ William D. Ruckelshaus
                                              William D. Ruckelshaus
                                              Chairman of the Board
                                                of Directors

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock:

     Notice is hereby given that the Annual Meeting of Shareholders of Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), will be held on March 5, 1997, at 2:00 p.m., Houston time, in the Company's auditorium located on the 14th floor of the corporate office at 757 N. Eldridge, Houston, Texas for the following purposes:

     (1) To elect four directors of the Company, each for a three-year term;

     (2) To consider and vote upon the approval of the selection of Arthur Andersen LLP as auditors for the Company's 1997 fiscal year;

     (3) To consider and vote upon the approval of the Company's incentive compensation program, consisting of the 1996 Stock Incentive Plan, the Annual Management Incentive Plan and the Long-Term Incentive Plan; and

     (4) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has determined that only those persons who were holders of record of Common Stock of the Company at the close of business on January 6, 1997, the record date, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                               By Order of the Board of
                                               Directors,

                                               /s/   Gerald K. Burger
                                                     Gerald K. Burger
                                               Vice President and Secretary

Houston, Texas
January 22, 1997

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 5, 1997

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of Browning-Ferris Industries, Inc., a Delaware corporation (the "Company" or "BFI"), in connection with a solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, March 5, 1997, at 2:00 p.m., Houston time, in the Company's auditorium located on the 14th floor of the Company's principal executive offices at 757 N. Eldridge, Houston, Texas and at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying form of proxy are being first sent or given to shareholders on or about January 22, 1997.

     All shares represented by a properly executed proxy in the accompanying form received in time for the Meeting, and not revoked, will be voted. Unless the shareholder otherwise specifies therein, such shares will be voted by the persons named as proxy holders:

          FOR the election as directors of the Company of those four nominees for director for three-year terms, as listed under the caption "Election of Directors" herein;

          FOR the approval of the selection by the Board of Directors of Arthur Andersen LLP as auditors for the Company's 1997 fiscal year; and

          FOR the approval of the Company's incentive compensation program, consisting of the 1996 Stock Incentive Plan, the Annual Management Incentive Plan and the Long-Term Incentive Plan.

     The persons named as proxies on the accompanying form of proxy, William D. Ruckelshaus, Chairman of the Board of Directors of the Company, and Gerald K. Burger, Vice President and Secretary of the Company, were selected by the Directors and Corporate Governance Committee of the Board of Directors of the Company.

     The accompanying form of proxy is for use at the Meeting if a shareholder is unable to attend or does not desire to vote in person. A shareholder who executes a proxy may revoke it at any time before the proxy is exercised by giving written notice to the Secretary of the Company, by delivering a later dated proxy, or by voting in person at the Meeting.

RECORD DATE AND VOTING AT THE MEETING

     The holders of record on January 6, 1997, the record date, of Common Stock, $.16 2/3 par value (the "Common Stock"), of the Company will be entitled to one vote per share on each matter submitted for shareholder approval. At the close of business on the record date, there were outstanding 212,374,572 shares of Common Stock of which 201,672,055 shares are entitled to vote, and the holders of a majority of the 201,672,055 total shares, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. No other voting securities of the Company were outstanding at the close of business on the record date.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting is required for (a) the election of directors, (b) approval of the appointment of independent auditors, (c) approval of the Company's incentive compensation program, consisting of the 1996 Stock Incentive Plan, the Annual Management Incentive Plan and the Long-Term Incentive Plan (collectively, the "Incentive Plans") and (d) approval of such other matters as may properly come before the Meeting or any adjournment thereof.

     A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Under Delaware law, abstentions from the proposals to approve the appointment of auditors or approve the Incentive Plans have the same legal effect as a vote against the proposal. Broker non-votes on the proposals to elect directors, approve the appointment of auditors or approve the Incentive Plans are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, are not counted for purposes of determining whether a majority has been achieved.

ANNUAL REPORT

     The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1996 has been or is being furnished to all shareholders entitled to vote at the Meeting. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of January 17, 1997, the amount of the Company's Common Stock beneficially owned by each of its directors and nominees for director, each executive officer named in the Summary Compensation Table, and all directors, nominees for director and executive officers as a group:

                                                SHARES BENEFICIALLY OWNED
                                   ---------------------------------------------------
                                   SOLE VOTING AND          OPTIONS           OTHER            PERCENT
                                     INVESTMENT           EXERCISABLE       BENEFICIAL           OF
               NAME                   POWER (2)          WITHIN 60 DAYS     OWNERSHIP           CLASS
---------------------------------- ---------------       --------------     ----------         -------
William D. Ruckelshaus............       64,185               992,989            2,066(4)          *
Bruce E. Ranck....................       99,360               560,650            5,456(4)          *
Norman A. Myers...................      311,136               310,625            4,289(4)          *
Louis A. Waters...................       16,081               279,100            7,129(4)          *
J. Gregory Muldoon................       11,496               112,500            3,477(4)          *
Rufus Wallingford.................       12,800                41,875            5,292(4)          *
Gregory D. Brenneman (1)..........        7,400                   N/A              -0-             *
William T. Butler.................        3,503                33,750              -0-             *
C. Jackson Grayson, Jr. ..........       38,203                 3,750              -0-             *
Gerald Grinstein..................        1,047                33,750            1,000(5)          *
Ulrich Otto.......................          -0-                75,000        4,815,075(6)        2.2%
Harry J. Phillips, Sr.............      471,930(3)            346,600            6,888(4)(7)       *
Joseph L. Roberts, Jr.............        1,003                33,750              -0-             *
Marc J. Shapiro...................        4,003                 5,625              -0-             *
Robert M. Teeter..................        3,003                33,750              -0-             *
Marina v.N. Whitman...............        3,003                33,750              -0-             *
Peter S. Willmott.................        7,003                33,750              -0-             *
All Executive Officers, Nominees
  for Director and Directors as a
  Group (22 persons)..............    1,120,091             3,359,289        4,857,288           4.3%

---------------

 *  Less than one percent.

(1) New nominee for director.

(2) Includes restricted shares of the Company's Common Stock. The holder has sole voting power and no investment power until such restricted shares vest. After vesting, the holder has sole investment and voting powers.

(3) Includes 292,334 shares held by a limited partnership of which Mr. Phillips is sole general partner.

(4) Represents shares allocated to the employee through participation in the Company's Employee Stock Ownership and Savings Plan, according to the latest statement for said plan. Such shares can be voted by each employee, and each employee has investment authority over the shares held in the employee's account in such plan, except for shares acquired with Company matching contributions. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant.

(5) Shares held jointly with spouse.

(6) Shares held by Otto Holding International B.V. ("OHI"). Mr. Otto has shared voting power and shared investment power with respect to 50% of the outstanding share capital of Otto Entsorgungsdienstleistungen GmbH, which is owned 50% by the Company and 50% by OHI. Mr. Otto is President of OHI, and Mr. Otto and members of his family own indirectly 100% of OHI.

(7) Includes 877 shares held by spouse in which Mr. Phillips claims an indirect ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known by the Company to own beneficially more than five percent of the outstanding voting shares of the Company's Common Stock:

                                                                     SHARES
                              NAME OF                             BENEFICIALLY     PERCENT OF
                          BENEFICIAL OWNER                           OWNED           CLASS
    ------------------------------------------------------------  ------------     ----------
    Fidelity Management and Research Corporation................    22,179,048(1)      11%
      87 Devonshire Street
      Boston, Massachusetts 02109-3605
    Capital Research and Management Company.....................    14,325,800(2)       7%
      333 South Hope Street
      Los Angeles, California 90071-1447

---------------

(1) Information is based on a Form 13-F dated September 30, 1996, and represents a 11% voting authority of the outstanding shares of BFI Common Stock.

(2) Information is based on a Form 13-F dated September 30, 1996, and represents a 7% sole or shared investment discretion; however, no voting authority is held on these shares of BFI Common Stock.

                             ELECTION OF DIRECTORS

NOMINEES

     Four directors are to be elected at the Meeting. In accordance with the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves for a three-year term. Gregory
D. Brenneman, Harry J. Phillips, Sr., Marc J. Shapiro and Robert M. Teeter are being nominated to serve until the Company's 2000 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. Messrs. Phillips, Shapiro and Teeter currently serve as directors of the Company. The election of Mr. Brenneman would fill the vacancy created by Mr. Willmott's decision not to seek reelection as a director at the end of his term on March 5, 1997. In support of the Company's efforts to assure that a strong majority of its directors are independent, outside directors, Norman A. Myers and Ulrich Otto will resign as directors of the Company as of March 5, 1997, and Louis A. Waters will not seek reelection as a director of the Company at the end of his term on March 5, 1997. At the Company's request, Messrs. Myers and Waters have agreed to serve as advisory directors for three-year terms. After the Meeting and assuming the election of the nominees named above, the Company's Board of Directors would consist of eight outside directors and three inside directors.

     Unless otherwise instructed, the persons named as proxies in the enclosed form of proxy will vote in favor of the four nominees named above. Although the Board of Directors does not contemplate that any of the nominees will become unable to serve, if such a situation should occur before the Meeting, it is expected either (a) that the persons named in the proxy will vote for another nominee designated by the Board of Directors, or (b) that the authorized number of directors will be reduced accordingly.

     The following table contains certain information as of January 17, 1997, with respect to the nominees and the directors who are currently serving terms expiring in 1997, 1998 or 1999:

                                                                                         EXPIRATION
                                     POSITIONS AND OFFICES       SERVED AS A             OF PRESENT
              NAME                      WITH THE COMPANY        DIRECTOR SINCE    AGE       TERM
---------------------------------  --------------------------   --------------    ---    ----------
William D. Ruckelshaus...........  Chairman of the Board and         1987         64        1999
                                   Director(1)
Bruce E. Ranck...................  President, Chief Executive        1990         48        1999
                                   Officer and Director(1)
Norman A. Myers..................  Vice Chairman, Chief              1978         61        1999
                                   Marketing Officer and
                                   Director(1)
Louis A. Waters..................  Chairman and Chief                1969         58        1997
                                   Executive Officer of BFI
                                   International, Inc. and
                                   Director(1)(2)
*Gregory D. Brenneman............  Nominee for Director               N/A         35         N/A

                                                                                         EXPIRATION
                                     POSITIONS AND OFFICES       SERVED AS A             OF PRESENT
              NAME                      WITH THE COMPANY        DIRECTOR SINCE    AGE       TERM
---------------------------------  --------------------------   --------------    ---    ----------
William T. Butler................  Director(2)(4)                    1990         64        1998
C. Jackson Grayson, Jr...........  Director(3)(5)                    1979         73        1998
Gerald Grinstein.................  Director(4)(6)                    1990         64        1999
Ulrich Otto......................  Director                          1994         47        1998
*Harry J. Phillips, Sr...........  Director(1)(2)                    1970         66        1997
Joseph L. Roberts, Jr............  Director(3)                       1991         61        1998
*Marc J. Shapiro.................  Director(2)                       1994         49        1997
*Robert M. Teeter................  Director(3)(6)                    1989         57        1997
Marina v.N. Whitman..............  Director(4)(5)                    1992         61        1998
Peter S. Willmott................  Director(5)(6)                    1991         59        1997

---------------

(1) Member of the Executive Committee

(2) Member of the Finance Committee

(3) Member of the Corporate Responsibility Committee

(4) Member of the Compensation Committee

(5) Member of the Audit Committee

(6) Member of the Directors and Corporate Governance Committee

 * Indicates nominees for director for a three-year term expiring in 2000 and until their respective successors have been duly elected and qualified.

BACKGROUND OF NOMINEES FOR DIRECTOR AND OTHER DIRECTORS

     Mr. Ruckelshaus was elected a director in June 1987 and Chairman of the Board and Chief Executive Officer in September 1988. As of October 1, 1995, he stepped down as the Company's Chief Executive Officer but remains as Chairman of the Board. Mr. Ruckelshaus also serves as a director of Cummins Engine Company, Monsanto Company, Nordstrom, Inc. and Weyerhaeuser Company. He also serves as a director or trustee of several educational and charitable organizations.

     Mr. Ranck was elected President and Chief Executive Officer in October 1995, having served as President and Chief Operating Officer of the Company since November 1991 and as Executive Vice President (Solid Waste
Operations -- North America) from October 1989 until November 1991. Prior to that time, he served as a Regional Vice President in one of the Company's former regions. Mr. Ranck has served as a director since March 1990. He also serves as a director of Furon Co., as a member of the Advisory Board of the Houston Region of Texas Commerce Bank National Association, and as a director or trustee of several educational and charitable organizations.

     Mr. Myers was elected a Vice President of the Company in December 1970, became an Executive Vice President in July 1976, a director in February 1978, Chief Marketing Officer in March 1981 and Vice Chairman of the Board in December 1982. Mr. Myers is a director of My Friends, a foundation for children in crisis. Mr. Myers will be resigning as a director of the Company as of March 5, 1997 in support of the Company's efforts to assure that a strong majority of its directors are independent, outside directors.

     Mr. Waters served as Chairman of the Board from August 1969 to September 1980 and served as Chairman of the Executive Committee from September 1980 until September 1988. He has served as Chairman of the Finance Committee since September 1988 and as Chairman and Chief Executive Officer of BFI International, Inc. since May 1991. Also in support of the Company's efforts to assure that a strong majority of its directors are independent, outside directors, Mr. Waters will not be seeking reelection as a director at the end of his term that expires on March 5, 1997.

     Mr. Brenneman, a new nominee for director, is currently President and Chief Operating Officer of Continental Airlines, Inc., a position he has held since April 1995. He also serves as a director of Continental Airlines, Inc. and Vice Chairman of Continental Micronesia and Continental Express. Prior to his joining Continental Airlines, he was a partner in Bain & Company, Inc., a consulting firm, where he specialized in corporate turnarounds. Mr. Brenneman is a director and/or member of several civic organizations.

     Dr. Butler serves as Chancellor of Baylor College of Medicine in Houston, Texas, where he previously served as President and Chief Executive Officer from 1979 until January 1996. He is a director of C.R. Bard, Inc. and Lyondell Petrochemical Company. Dr. Butler is the Past Chairman of the Association of American Medical Colleges and serves as a director, officer and/or member of several professional and civic organizations.

     Dr. Grayson is the founder and Chairman of the Board of American Productivity and Quality Center, a privately funded educational and research center located in Houston, Texas, a position he has held with the Center since its formation in 1975.

     Mr. Grinstein served as Chairman and Chief Executive Officer and a director of Burlington Northern Santa Fe Corporation (formerly Burlington Northern Inc.) and Burlington Northern Railroad Company from 1989, until his resignation in December 1995. He also served as the President of these companies from 1989 until 1991. Mr. Grinstein currently serves as a director of Delta Air Lines, Inc., Sundstrand Corporation and Imperial Holly Corporation. Mr. Grinstein serves as a director or trustee of several business, educational and charitable organizations.

     Mr. Otto is Managing Director of Otto Entsorgungsdienstleistungen GmbH, a German waste company which is fifty percent owned by the Company and fifty percent owned by Otto Holding International B.V., which Mr. Otto serves as President. Mr. Otto is also Chairman of Gebr. Otto KG, a diversified provider of environmental services and products to the waste industry and a manufacturer of plastic waste containers and material handling products. Mr. Otto will be resigning as a director of the Company as of March 5, 1997 in support of the Company's efforts to assure that a strong majority of its directors are independent, outside directors.

     Mr. Phillips served as Chairman of the Board and Chief Executive Officer of the Company from September 1980 until September 1988, when he was elected Chairman of the Executive Committee. Mr. Phillips is a director of RFS Hotel Investors, Inc., Buckeye Cellulose Corporation, Buckman Laboratories, Inc. and the National Commerce Bancorporation, Memphis, Tennessee, and is a director or trustee of several other business and charitable organizations.

     Dr. Roberts is Senior Pastor of the Ebenezer Baptist Church in Atlanta, Georgia. He also serves as a member of the Board of Southerners for Economic Justice and other civic organizations.

     Mr. Shapiro has served as Chairman, President and Chief Executive Officer of Texas Commerce Bank National Association since 1989. He also serves as an Executive Officer of The Chase Manhattan Corporation. Mr. Shapiro also serves as a director of Weingarten Realty Investors, Santa Fe Energy Resources and Burlington Northern Santa Fe Corporation, and as a director or trustee of several business, educational and charitable organizations.

     Mr. Teeter has served as President of Coldwater Corporation, a strategic planning and public affairs consulting firm since 1988. He is also a director of United Parcel Service, Bank of Ann Arbor, Durakon Industries, Inc. and Optical Imagine Systems, and a director or trustee of several business, educational and charitable organizations.

     Dr. Whitman has served as Professor of Business Administration and Public Policy at the University of Michigan since 1992. Previously, she spent thirteen years at General Motors Corporation, six years as Vice President and Chief Economist and seven years as Vice President and Group Executive, Public Affairs Staffs. She currently serves as a director of The Procter & Gamble Company, The Chase Manhattan Corporation, Alcoa Corporation and UNOCAL Corporation, and is a member, director or trustee of several educational and professional organizations.

     Mr. Willmott was elected, after serving as a director for over six years, President and Chief Executive Officer of Zenith Electronics Corporation in October 1996. As a result of his additional responsibilities with Zenith, Mr. Willmott has decided not to seek reelection as a director of the Company at the expiration of his current term on March 5, 1997. Mr. Willmott previously served as Chairman and Chief Executive Officer of Willmott Services, Inc., a consulting firm, since 1989. Mr. Willmott also serves as Chairman of the Board of MacFrugal's Bargains and Close-outs, Inc. and is a director of Federal Express Corporation (he served as its President and Chief Operating Officer from 1980 to 1983 and as its Chief Financial Officer from 1974 to 1980), as well as being a director of various educational or charitable organizations.

COMMITTEES

     The members of the Company's Executive, Audit, Compensation, Corporate Responsibility, Directors and Corporate Governance and Finance Committees are reflected in the preceding table.

     The Executive Committee may exercise all the powers of the Board of Directors between meetings of the Board of Directors, except as delegated by the By-laws of the Company or the Board of Directors to another standing or special committee, or as reserved by the Board of Directors, but the Executive Committee does not have the power to elect or remove officers, approve a merger of the Company, recommend a sale of substantially all the Company's assets, recommend a dissolution of the Company, amend the Company's By-laws or Restated Certificate of Incorporation, declare dividends on the Company's outstanding securities, or, except as expressly authorized by the Board of Directors, issue any of the Company's Common Stock or Preferred Stock.

     The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with the independent accountants and with the Company's internal auditors and financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies.

     The Compensation Committee reviews the Company's compensation philosophy and programs, and exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers; loans to or guarantees of obligations of such persons and some employee loans; and the administration of the stock incentive plans of the Company.

     The Corporate Responsibility Committee's responsibilities include the surveying, monitoring and guiding of the Company's role in the fulfillment of its social responsibilities toward its shareholders, employees and the general public in the conduct of its normal business activities.

     The Directors and Corporate Governance Committee is empowered to recommend to the Board of Directors nominees for election as directors and persons to fill director vacancies and newly created directorships; recruit potential director candidates; recommend changes to the Board of Directors concerning the responsibilities and composition of the Board of Directors and its committees; select the members of the proxy committee charged with voting solicited proxies at shareholder meetings; and review proxy comments received from shareholders relating to the Board of Directors. In addition, the Directors and Corporate Governance Committee will consider shareholders' suggestions of nominees for director that are submitted in writing to the Committee, at the address of the Company's principal executive offices, not less than 90 days in advance of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders.

     The Finance Committee oversees the long-term financial planning, capital requirements and other financial needs of the Company; explores sources and alternatives for meeting such requirements and needs; makes recommendations to the Board of Directors or the Executive Committee regarding authorizing the borrowing of funds or the issuance of debt or equity securities; and oversees the administration and results of operations of the Company's retirement and other benefit plans.

     During the last fiscal year, the Executive Committee held seven meetings and took numerous actions by unanimous written consent in lieu of meetings; the Audit Committee held three meetings; the Compensation Committee held three meetings and took numerous actions by unanimous written consent in lieu of meetings; the Corporate Responsibility Committee held two meetings; the Directors and Corporate Governance Committee held one meeting; the Finance Committee held three meetings; and the Board of Directors held five meetings. No incumbent director attended fewer than 75 percent of the aggregate number of board meetings and meetings of committees on which he or she served; except for Mr. Otto who attended 60 percent of the board meetings.

DIRECTOR COMPENSATION

     In fiscal 1996, non-employee members of the Board of Directors were paid an annual retainer fee of $30,000, $20,000 of which was paid in cash and $10,000 of which was paid in shares of the Company's restricted Common Stock. In addition, non-employee directors may be compensated in varying annual amounts for participation on committees. Employee-directors of the Company do not receive any additional compensation from the Company for their service as directors. All current members of the Executive Committee are employees of the Company. Members of the Audit Committee receive $8,000 (Chairman receives $12,000); Compensation Committee members receive $6,000 (Chairman receives $9,000); the non-employee members of the Finance Committee receive $6,000 (Chairman is an employee-director); and the Corporate Responsibility Committee and the Directors and Corporate Governance Committee members receive $4,000 (Chairman of each committee receives $6,000). In addition, non-employee directors are paid attendance fees of $1,000 for each meeting of the Board of Directors and $500 for each committee meeting.

     Under the Company's Non-Employee Director Stock Plan, each non-employee director is granted a non-qualified option to purchase 5,000 shares of the Company's Common Stock upon his or her initial election or appointment to the Board of Directors. Thereafter, each non-employee director receives an annual option grant for the purchase of 2,500 shares of the Company's Common Stock.

     The Company also has a Deferred Compensation Plan for its directors. Participating directors may elect to defer all or a portion of their director fees that are paid in cash in an unfunded interest bearing account or in a BFI phantom stock account that earns dividend equivalents. A director may elect to receive cash distributions from his or her account either prior to or following termination of service.

     Mr. Teeter is the President of Coldwater Corporation, a strategic planning and public affairs consulting firm. Since 1989, Coldwater Corporation has advised the Company with respect to strategic planning, policy development, public opinion analysis and public affairs, under an annual consulting agreement. During fiscal 1996, the Company paid Mr. Teeter $37,500 under the agreement. This consultant arrangement terminated during fiscal 1996.

     As part of its corporate charitable giving program, the Company makes cash contributions directly to various charitable organizations, including organizations with which certain directors are affiliated. The Company does not consider these contributions to be compensation to the directors who are affiliated with such organizations. The Company's charitable giving program does not include any "director legacy" donations.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is pleased to present its annual report on executive compensation. This Committee report describes the components of the Company's executive officer compensation program and explains the basis on which fiscal year 1996 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables.

     During 1996, the Committee and senior management initiated a comprehensive examination of the Company's executive compensation policies using the services of an independent consulting firm to help oversee and guide the process. The philosophy and new incentive program resulting from the study's rigorous analysis are outlined below and were developed through the active involvement of management, the independent consultant, and the Committee. Because this study was completed at the end of fiscal year 1996, this report discusses material changes to the Company's compensation plans for senior management that will be fully implemented during fiscal year 1997.

COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION
PROGRAMS

     The Committee's overriding philosophy is to establish executive compensation policies that are linked to the Company's mission and the sustained creation of shareholder value. The Committee is responsible for approving the design of, assessing the effectiveness of, and administering executive compensation programs that support achievement of the Company's strategic business objectives and core values. To ensure objectivity in the fulfillment of its responsibilities, the Committee is composed entirely of independent, non-employee directors who meet on a regular basis during the fiscal year.

     The following objectives serve as the guiding principles for all compensation decisions:

     - Align variable compensation opportunities with shareholder interests, such that the executive compensation program is highly sensitive to Company performance, defined in terms of shareholder value creation;

     - Focus management on achieving financial and operating objectives that have been demonstrated to be primary, sustainable drivers of shareholder value over the long-term;

     - Provide a competitive total compensation opportunity, commensurate with performance, that enables the Company to attract and retain key executives; and

     - Integrate all corporate and field pay programs with the Company's annual and long-term business objectives, thereby encouraging teamwork in implementing an organization driven towards customer service and satisfaction.

     During fiscal year 1996, the Company announced new long-term financial goals in order to better align performance objectives with the creation of shareholder value. The revised long-term financial goals focus on improving both returns on investment and operating cash flow as follows:

     - Generate cash returns on gross assets in excess of the weighted average cost of capital;

     - Increase profits at a faster pace than the increase in revenues; and

     - Maintain a strong credit rating appropriate for supporting business operations.

     To support the achievement of the Company's new financial goals, the Committee undertook a comprehensive review of the Company's executive compensation strategy. This review included an evaluation of the competitiveness of the executive compensation program and the linkage of incentive compensation opportunities with the long-term financial goals. All compensation components were evaluated including base salary, annual incentive awards, and long-term stock incentive grants. As a result of this review, the Committee and the Board of Directors approved new annual and long-term incentive plans for fiscal year 1997 as separately described for each compensation component below.

COMPENSATION PROGRAM COMPONENTS

     The Committee regularly reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive. This process entails an annual assessment of both the total compensation levels and the individual pay components. In determining competitive compensation, the Committee obtains information on a large number of companies through published national executive compensation surveys and comparative analyses of compensation data compiled from proxy statements. The Committee focuses its analysis primarily on organizations with comparable revenues, asset size, number of employees and service industry classifications. The universe of companies used for competitive compensation comparisons is broader than those companies which comprise the published industry index in the Performance Graph included in this proxy statement, since the Company's competitors for management talent extend beyond the Company's direct competitors.

     BASE SALARY -- It is the objective of the Committee to establish base salary levels for the Company's executive officers that are generally comparable to similar executive positions in companies of similar size and complexity as the Company. Actual officer salaries are approved by the Committee and are based on a combination of factors, including the performance of the executive, his or her salary relative to the competitive market, the salary increase budget for the Company, and the recommendation of the Chief Executive Officer. Additional considerations may include the background, experience, and scope of accountability of the executive. All named executive officers have entered into employment agreements with the Company (see "Employment and Severance Agreements"). Under these agreements, the Committee has the sole discretion for determining any increase in base salary; however, pursuant to the agreements, base salaries may not be decreased.

     ANNUAL INCENTIVE COMPENSATION -- The objective of the annual incentive plan is to deliver competitive levels of compensation for the attainment of financial objectives and operating results that the Committee believes are primary drivers of stock price performance over time. Target awards for the Company's executive officers under the plan represent the 50th percentile of the competitive market for executive positions at companies of similar size and complexity. Actual awards are determined based primarily on the Company's and executive's performance, with the maximum award available being two times the target incentive for executive officers.

     During fiscal year 1996, the Company's officers were eligible to participate in an annual incentive plan with awards based primarily on attainment of certain earnings per share goals, subject to a return on assets threshold. The target award for the officers was weighted for financial and individual/team performance, depending on the ability of the officer to impact the Company's overall financial results. Financial performance was heavily weighted for executive officers, with Messrs. Ranck's, Muldoon's, and Myers' incentive objectives based 100% on the Company's financial performance. For fiscal year 1996, the Company's financial performance fell short of the minimum earnings per share and return on assets objectives, resulting in no incentive awards being paid to the Company's named executive officers.

     For fiscal year 1997, the Committee analyzed and approved the introduction of a new annual incentive plan that replaces the existing annual incentive plan (a description of the Company's Annual Management Incentive Plan is provided on page 30 of this Proxy Statement). Consistent with the long-term financial goals and the Company's organizational realignment, the proposed Annual Management Incentive Plan emphasizes the need for achievement across all operating units of the Company in three key performance areas: financial results, customer satisfaction, and specific team/individual initiatives.

     To attain the financial objectives, the Company is required to improve its return on gross assets and generate increased cash flow, which together are weighted 75% for the named executive officers. Customer satisfaction requires that the Company deliver consistent and integrated service of the highest quality through the teamwork and cooperation of a customer-driven organization, and is weighted 25% for the named executive officers. In addition, all other executives also will be responsible for achieving team and individual performance objectives that demonstrate commitment to Company values and encourage individual accountability. To ensure alignment of the plan with shareholder interests, above-target incentive awards can only be earned if superior financial results in excess of the business plan are achieved.

     To encourage executives to hold a significant ownership stake in the Company, executives can elect to receive payment of up to 100% of their annual incentive award in restricted Common Stock, with a premium of 25% additional shares, under the Company's Convertible Annual Incentive Award Plan. Stock granted for this purpose is restricted for a two-year period during which the shares are forfeitable and the executive cannot sell, transfer, pledge or assign ownership.

     STOCK INCENTIVE PLAN -- The Committee strongly believes that by providing those persons who have substantial responsibility for the management and profitable growth of the Company with an opportunity to increase their ownership of Company stock, the best interest of the Company's shareholders and executives will be closely aligned. During 1996, executives were eligible to receive stock options giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. Options granted in fiscal year 1996 have a term of ten years, become exercisable, subject to certain exceptions, in annual increments of 25% beginning one year after the date of grant, and have an option price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. No stock options granted under the current plans have been repriced, nor will the Committee consider option repricing in the future.

     In determining stock option grants, the Committee establishes a competitive range (with the midpoint of the competitive range approximating the 50th percentile of the survey data) of annualized long-term award values based on each executive's salary level, position, and compensation mix. The annualized award range is then converted to actual numbers of stock options with the value of stock options estimated using the Black-Scholes option valuation model. The actual number of options granted is based upon each executive's contribution and performance. Additionally, from time to time, special circumstances (i.e., significant changes in position or responsibilities, etc.) may be considered in making an option award, and there have been instances, in prior year grants, of exceptions to the normal range where the Committee deemed it appropriate.

     For fiscal year 1997, the Committee has approved the reallocation of approximately two-thirds of the executive officers and certain key executives' stock option participation into an upfront grant of performance shares that vest and are converted into shares of the Company's Common Stock only when both of the following two critical performance measures are met:

     - Significant improvement in operating cash flow after subtracting a charge for the Company's cost of capital, which requires that the Company earns an average annual return on gross assets over the five-year period beginning October 1, 1996 that meets pre-established cumulative dollar amounts exceeding 13%; and

     - Appreciation in the value of the Company's Common Stock over the same five-year period.

     The new Long-Term Incentive Plan establishes provisions for partial vesting of performance shares as performance measures are attained, while full vesting in the performance shares occurs only when (i) the fair market value of the Company's Common Stock reaches $50 per share and (ii) the Company achieves substantially improved cash flow. All grants of performance shares are contingent on approval by shareholders of the new Long-Term Incentive Plan (a description of the Company's Long-Term Incentive Plan is provided on page 32 of this Proxy Statement).

EXECUTIVE STOCK OWNERSHIP GUIDELINES

     To further align the interests of executives with the Company's shareholders in terms of both risk and reward, the Committee has established stock ownership guidelines that are designed to encourage the accumulation and retention of a significant portion of the Company's Common Stock by its executive officers. The guidelines suggest that by the end of calendar year 2000, each executive officer hold a minimum of three times base salary in the Company's Common Stock.

     Eligible shares include stock held as a shareholder of record, in brokerage accounts, restricted shares granted under the Convertible Annual Incentive Award Plan, stock acquired through the Company's Stock Ownership and Savings [401(k)] Plan, and any deferred compensation in the form of phantom share units. A variety of mechanisms have been developed to provide opportunities for executives to increase stock ownership over an extended time.

DEDUCTIBILITY OF COMPENSATION

     The Committee has carefully considered Section 162(m) of the Internal Revenue Code and believes the Company's pay-for-performance practices ensure that executive officer compensation is strongly tied to performance. The Committee believes it is in the best interests of the Company and its shareholders to comply with the new tax law while still preserving the flexibility to reward executives consistent with the Company's pay philosophy for each compensation element. Therefore, the Board of Directors is recommending shareholder approval of performance-based compensation plans for executive officers and key employees. (See "Approval of the Company's 1996 Stock Incentive Plan, the Annual Management Incentive Plan and the Long-Term Incentive Plan" on page 27 of this Proxy Statement).

DISCUSSION OF 1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     In considering the compensation for the Chief Executive Officer ("CEO") for fiscal year 1996, the Committee has reviewed Mr. Ranck's existing compensation arrangements and both Company and individual performance. The Committee has made the following determinations regarding Mr. Ranck's fiscal year 1996 compensation:

     - Base salary has been increased to $600,000 from $500,000 to reflect Mr. Ranck's promotion to Chief Executive Officer of the Company and provide a competitive total compensation opportunity;

     - Due to the failure of the Company to achieve minimum financial performance objectives during fiscal year 1996, the Committee made no annual incentive award to Mr. Ranck; and

     - A stock option grant of 250,000 shares (at an option price equal to fair market value on the date of grant) was made during fiscal year 1996 to recognize the promotion of Mr. Ranck to Chief Executive Officer and to provide a significant incentive to increase the Company's stock price.

     During December 1995, the Board of Directors adopted a revision to the Company's Guidelines on Corporate Governance Issues that requires an annual evaluation of the CEO's performance. As part of this process, the Committee is responsible for conducting an independent assessment of the CEO's performance which includes soliciting feedback from the Company's directors. Every director is requested to complete a written evaluation of the CEO's performance based on a formal position description for the job of CEO, which outlines responsibilities and key business objectives in each of the following areas:

     - Leadership

     - Strategic Planning

     - Financial Results

     - Succession Planning

     - Human Resources

     - Communications with Shareholders

     - External and Board Relations

     The first cycle of the expanded CEO evaluation process was completed in December 1996, and the Committee will use the results of this evaluation process as part of its deliberations when considering future adjustments to Mr. Ranck's compensation.

     CONCLUSION -- After completing its assessment of all compensation elements, the Committee believes that the total compensation opportunity offered to executives of the Company is competitive with the compensation programs provided by other comparable corporations. The Committee also believes that the Company's new incentive plans will encourage and reward participants to perform consistent with the returns that are generated on behalf of the shareholders. The Committee will continue to monitor the effectiveness of the Company's total compensation program to ensure that it is supports the strategic human resource needs of the Company.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                           Gerald Grinstein, Chairman
                               William T. Butler
                              Marina v.N. Whitman

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the Dow Jones Pollution Control Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1991 and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

  MEASUREMENT PERIOD                                                  DOW JONES POLLUTION
(FISCAL YEAR COVERED)                 BFI            S&P 500 INDEX      CONTROL INDEX
1991                                  100                 100                 100
1992                                  126                 111                  98
1993                                  125                 125                  87
1994                                  177                 130                  91
1995                                  173                 169                  92
1996                                  145                 203                  98

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "named executive officers") for the fiscal year ended September 30, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                             ANNUAL COMPENSATION                                      COMPENSATION
-------------------------------------------------------------------------------------------------------------------------
                                                                                                (G)
                                                                                             SECURITIES
                                                                                    (F)      UNDERLYING
                                                                     (E)         RESTRICTED    STOCK            (H)
              (A)                (B)      (C)         (D)       OTHER ANNUAL       STOCK      OPTIONS        ALL OTHER
   NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS(1)   COMPENSATION(2)   AWARDS(3)    (SHARES)    COMPENSATION(4)
-------------------------------- ----   --------    --------   ---------------   ---------   ----------   ---------------
 Bruce E. Ranck                  1996   $600,000    $    -0-       $   -0-       $    -0-      250,000       $   4,750
   President and                 1995    500,000     500,000         8,483(5)         -0-       55,000           4,620
   Chief Executive Officer       1994    485,000     243,758           -0-         62,830       55,000           4,620
 Norman A. Myers                 1996    508,000         -0-           -0-            -0-       52,500           2,992
   Vice Chairman and             1995    475,000     237,500           -0-        297,445       50,000           2,976
   Chief Marketing Officer       1994    475,000     231,565           -0-         59,601       50,000           2,976
 Louis A. Waters                 1996    465,000         -0-           -0-            -0-       44,400         184,703(6)
   Chairman and CEO of           1995    426,000     232,500         7,722(5)     291,090       44,400         182,088(6)
   BFI International, Inc.       1994    365,115     172,171           -0-         23,056       44,400         176,998(6)
 J. Gregory Muldoon              1996    365,800         -0-           -0-            -0-      176,000           4,750
   Executive Vice President      1995    290,000     174,080           -0-         72,400       24,000           4,620
   and Chief Operating           1994    290,000     110,279           -0-         32,258       24,000           4,620
   Officer
 Rufus Wallingford               1996    364,000         -0-           -0-            -0-       27,500           4,750
   Senior Vice President and     1995    350,000     140,000         8,640(5)     175,305       25,000           4,620
   General Counsel               1994    262,500(7)  118,206(8)         -0-        26,353       30,000             -0-
-------------------------------------------------------------------------------------------------------------------------

---------------

(1) No bonuses were paid to the Company's officers for fiscal 1996. The bonus amount for fiscal 1995 includes the cash portion paid to and deferred by the officer (Messrs. Ranck, Muldoon and Wallingford deferred 50%, 10% and 20%, respectfully, of their cash awards); the remaining portion of the incentive compensation awards for Messrs. Myers, Waters, Muldoon and Wallingford was paid in restricted shares of the Company's Common Stock, the amount of shares being determined by the officer's personal election under the Company's Convertible Annual Incentive Award Plan that allows the officer to receive up to 50% of his fiscal 1995 annual incentive award in restricted shares. Messrs. Myers, Waters and Wallingford each elected to receive 50%, and Mr. Muldoon 25%, of their fiscal 1995 incentive compensation award in restricted shares. The bonus amount for fiscal 1994 includes the cash portion paid to and deferred by the officer; the remaining 10% of the officer's incentive compensation award was paid in restricted shares of the Company's Common Stock (see note (3) below for details regarding the terms of the restricted shares).

(2) The named executive officers did not receive any perquisites or other personal benefits in which the aggregate amount of such compensation exceeded $50,000 or 10% of the total of his annual salary and bonus.

(3) No restricted shares were issued to the Company's officers for fiscal 1996. On December 5, 1995, Messrs. Myers, Waters, Muldoon and Wallingford were granted a total of 26,980 restricted shares of the Company's Common Stock based upon the percentages elected by the officers under the Company's Convertible Annual Incentive Award Plan for fiscal 1995, with an additional 25% stock premium. On June 1, 1994, the Company's officers, except for Mr. Waters, were granted a total of 9,660 restricted shares of the Company's Common Stock based upon 6% of the officer's July 1, 1994 base salary, divided by the average market value of the Company's Common Stock on the date of grant. On December 6, 1994, the Company's officers, including Mr. Waters, were granted a total of 10,680 restricted shares of the Company's Common Stock based upon 10% of the officer's fiscal 1994 incentive compensation award with an additional 25% stock premium. The restricted shares are restricted for a two-year period, during which time the officers cannot sell, transfer, pledge or assign them, but as the registered holders of these shares, the officers can vote the shares and receive any dividends. At the end of the two-year restricted period, taxable income will be recognized in an amount equal to the fair market value of the shares on that date. The value of the restricted shares issued is based on the fair market value of the Company's Common Stock on the date of grant. The number and value, respectively, of the aggregate restricted share holdings as of September 30, 1996 for each named executive officer were as follows: Ranck:
    1,205 shares, $30,125; Myers: 10,740 shares, $268,500; Waters: 10,240 shares, $256,000; Muldoon: 2,885 shares, $72,125; and Wallingford: 6,240 shares, $156,000.

(4) Consists of the amount of the Company's match for each named executive officer under the BFI Employee Stock Ownership and Savings Plan.

(5) Consists of income and the tax gross-up associated with spousal attendance at a Board of Directors' meeting.

(6) Includes $179,953, $177,468 and $172,378 in retirement pay for fiscal 1996, 1995 and 1994, respectively, earned for 20 years of service prior to his current position as Chairman and Chief Executive Officer of BFI International, Inc. Mr. Waters, as beneficiary, receives trust payments paid in accordance with a trust agreement. See "Employment and Severance Agreements" herein for a discussion of Mr. Waters' employment agreement.

(7) Consists of nine months of base salary for Mr. Wallingford, who was elected Senior Vice President and General Counsel, effective January 1, 1994; he was not employed by the Company prior to that time.

(8) Consists of a guaranteed first year incentive award of 50% of base salary, less the 10% that was paid in restricted shares (see note (3) above for details regarding the terms of the restricted shares).

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted to the named executive officers in the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       GRANT DATE
                                INDIVIDUAL GRANTS                                         VALUE
---------------------------------------------------------------------------------     -------------
                               (B)           (C)                                           (F)
                            NUMBER OF     PERCENTAGE                                   GRANT DATE
                           SECURITIES      OF TOTAL                                      PRESENT
                           UNDERLYING      OPTIONS          (D)                        VALUE BASED
                             OPTIONS      GRANTED TO     EXERCISE         (E)              ON
           (A)               GRANTED     EMPLOYEES IN      PRICE       EXPIRATION     BLACK-SCHOLES
           NAME            (SHARES)(1)   FISCAL 1996    (PER SHARE)       DATE            MODEL
-------------------------- -----------   ------------   -----------    ----------     -------------
Bruce E. Ranck............   250,000         9.3%         $ 30.94      12/04/2005     $2,677,500(2)
Norman A. Myers...........    52,500         2.0%           30.94      12/04/2005        562,300(2)
Louis A. Waters...........    44,400         1.7%           30.94      12/04/2005        475,500(2)
J. Gregory Muldoon........    26,000         1.0%           30.94      12/04/2005        278,500(2)
                             150,000         5.6%           30.56      05/05/2006      1,975,500(3)
Rufus Wallingford.........    27,500         1.0%           30.94      12/04/2005        294,500(2)

---------------

(1) All options were granted on December 5, 1995, except for the options granted to Mr. Muldoon on May 6, 1996 for 150,000 shares. All of the options were granted under the Company's 1993 Stock Incentive Plan, except for 60,000 shares that were granted to Mr. Ranck from the 1990 Stock Option Plan that are included in the above stock option for a total of 250,000 shares. Both grants were made to Mr. Ranck on December 5, 1995 and are combined for purposes of this chart. Twenty-five percent of the above options become exercisable one year after the date of grant and, subject to certain acceleration provisions, 25% will become exercisable each year thereafter on a cumulative basis.

(2) Based upon the Black-Scholes option valuation model, which estimates the present dollar value of BFI Common Stock to be $10.71 per option share, as adjusted for vesting schedule. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include (a) an expected volatility of .253 based on the prior two years of quarter-end closing stock prices of BFI Common Stock, (b) a risk-free rate of return of 5.67%, which approximates the 10-year Treasury bond rate, (c) BFI Common Stock dividend yield of 2.20%, and (d) a ten-year period from time of grant until exercise.

(3) Based upon the Black-Scholes option valuation model, which estimates the present dollar value of BFI Common Stock to be $13.17 per option share, as adjusted for vesting schedule. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include (a) an expected volatility of .337 based on the prior two years of quarter-end closing stock prices of BFI Common Stock, (b) a risk-free rate of return of 6.83%, which approximates the 10-year Treasury bond rate, (c) BFI Common Stock dividend yield of 2.23%, and (d) a ten-year period from time of grant until exercise.

STOCK OPTIONS EXERCISED IN LAST FISCAL YEAR

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at September 30, 1996 for each of the named executive officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND SEPTEMBER 30, 1996 OPTION VALUES

                                                              (D)
                                                     NUMBER OF SECURITIES                  (E)
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             (B)                   OPTIONS AT SEPTEMBER 30,       IN-THE-MONEY OPTIONS AT
                           SHARES        (C)             1996 (SHARES)             SEPTEMBER 30, 1996(1)
          (A)            ACQUIRED ON    VALUE     ---------------------------   ---------------------------
         NAME             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------  -----------   --------   -----------   -------------   -----------   -------------
Bruce E. Ranck.........      -0-          -0-       458,150        331,250      $ 1,718,000      $ 2,400
Norman A. Myers........      -0-          -0-       261,250        126,250          402,100        2,100
Louis A. Waters........      -0-          -0-       209,550        136,150           20,700        6,900
J. Gregory Muldoon.....      -0-          -0-        90,250        209,750           74,800          700
Rufus Wallingford......      -0-          -0-        21,250         61,250              -0-          -0-

---------------

(1) Computed based upon the difference between aggregate fair market value and aggregate exercise price.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Bruce E. Ranck and Norman A. Myers are each parties to employment agreements with the Company. Their agreements provide for continuously renewing five-year terms until age 65, and continuing year to year thereafter until terminated by the Company or the employee. The agreements also provide for the payment of minimum annual base salaries and for participation by the employee in all Company benefit plans and programs. The current annual salary for Messrs. Ranck and Myers is $600,000 and $508,000, respectively.

     The employment agreements for Messrs. Ranck and Myers include provisions governing part-time status, termination and change in control. If the Company should terminate an agreement other than for cause (as defined in the agreements), or the Company breaches the agreement, or the employee is not elected and serving in his current capacity for the Company, or the employee's duties or responsibilities are materially changed or diminished (without his consent) from his current duties, the agreement may be terminated by either party on a date up to five years after notice of termination is given. During that ensuing period, the employee would continue his employment on a part-time basis and be available to consult with the Company. Generally, the employee's compensation while on part-time status would be 75 percent of the average of the employee's compensation (including salary and bonus) for the two highest of the three years prior to the employee going on part-time status. In the event that Messrs. Ranck and Myers were terminated without cause during 1997 or if the employee terminated the agreement because of a breach by the Company, his annual compensation on part-time status would be approximately $684,900 and $670,700, respectively, subject to an annual cost-of-living adjustment. As a part-time status employee, he would continue to participate in the Company's benefit plans and programs. The agreement with each employee also provides that he may elect part-time status upon attaining the age of 62, at reduced annual compensation, subject to an annual cost-of-living adjustment, but without any participation in the Company's incentive compensation plans.

     In the event of a change in control of the Company, the employee may elect to receive a lump sum payment equal to three times the employee's average annualized base compensation includable in gross income over the five taxable years preceding the tax year in which the change in control occurs. If a change in control were to occur during 1997 and the election to take the change in control payment were made by Messrs. Ranck and Myers, they would receive approximately $2,286,800 and $2,599,500, respectively. The election by the employee to take the change in control payment would be in lieu of other benefits and rights under such employee's agreement, except, generally, amounts payable under pension, insurance and similar plans, reimbursement for legal and other advisory expenses and certain stock option and indemnification rights.

     Louis A. Waters has an employment agreement that provides for a continuously renewing five-year term until terminated by either the Company or the employee. Mr. Waters' current base salary is $465,000. Mr. Waters' agreement also has a change in control payment provision. If a change in control were to occur during 1997 and the election to take the change in control payment were made, Mr. Waters would receive approximately $2,095,400. After twenty years of service, Mr. Waters began to receive a monthly retirement benefit on February 1, 1989 pursuant to a Company-funded trust of which Mr. Waters is the beneficiary. His current monthly retirement benefit payment under the trust agreement is approximately $15,000. Upon actual retirement from the Company, Mr. Waters' employment agreement provides that the current retirement benefit payment will be replaced by a monthly benefit that is estimated at age 65 to be $15,750. This retirement benefit will be in addition to those payable from the BFI Retirement Plan and the BFI Benefit Restoration Plan (see "Retirement and Restoration Plans"). His employment agreement also provides that his retirement benefits will increase annually based upon 75% of the percentage increase in the Consumer Price Index.

     J. Gregory Muldoon and Rufus Wallingford each has an employment agreement with the Company, which has a continuously renewing three-year term until age 65, unless sooner terminated by the parties. The agreements provide for the payment of a minimum annual base salary and for participation by the officers in all Company benefit plans and programs. The current annual salary for Mr. Muldoon is $437,000 and $364,000 for Mr. Wallingford. The employment agreements include provisions governing inactive status, termination and change of control. If the Company should terminate the agreements other than for cause (as defined in the agreements), the termination would be effective on the third anniversary of the date of notice of termination (or, if sooner, when the officer reaches age 65), and the officer would go on inactive status on the date of such notice. The officer's compensation while on inactive status would be 75% of the base salary that the officer was earning prior to such notice and the officer would continue to participate in the Company's benefit programs. In the event of a change of control of the Company and if the officer has not been placed on inactive status by the Company or terminated for cause, then he may elect (within twelve months after the date of the change of control) to receive a lump sum payment equal to three times his base amount (as defined by federal tax law). If a change of control were to occur during 1997 and Messrs. Muldoon and Wallingford elected to take the change of control payment, they would receive approximately $1,691,300 and $1,365,400, respectively. Such lump sum payments would terminate all of the officers' rights under their agreements.

RETIREMENT AND RESTORATION PLANS

     The Company's defined-benefit retirement plan (the "Plan") covers all employees of the Company located in the United States, except certain employees subject to collective bargaining agreements and certain other employees covered by other plans not made a part of the Plan.

     Generally, the Plan provides that, on December 31 of each year, account balances established for each eligible employee are credited in an amount equal to 4.5% of the salary and bonus received by such employee during the period beginning January 1 and ending December 31 of that year. Currently, the balance in each employee's account earns interest at a rate of 6% per year, subject to adjustment by the Company's Benefits Administration Committee, comprised of six officers of the Company. Any adjustment must be made prior to January 1 of each year, however, interest earned on account balances can not be reduced below 4% or increased above 12%. The normal retirement age under the Plan is 65 with an early retirement option at age 55. Benefits under the Plan vest after five years of vesting service.

     The estimated annual benefits payable at age 65 (as a single life annuity) for each named executive officer are as follows: Mr. Ranck, $397,000; Mr. Myers, $352,000; Mr. Waters, $318,000; Mr. Muldoon $293,000; and Mr. Wallingford, $43,000. See discussion under "Employment and Severance Agreements" for information concerning additional retirement benefits for Mr. Waters.

     Currently, the Internal Revenue Code limits the pension from the Plan to $125,000 and limits the annual pay used to calculate pensions to $160,000; these amounts are indexed annually to the changes in Social Security benefits. If the annual pension to any person would be limited by Sections 415 or 401(A)(17) of the Internal Revenue Code, such amounts otherwise payable to the Plan participant pursuant to the Plan may be paid directly to such participant by the Company, depending on whether he is also a participant of either of the BFI Benefit Restoration Plan or the BFI Cash Balance Benefit Restoration Plan. The purpose of the BFI Benefit Restoration Plan is to pay all participants in the plan the full retirement benefit otherwise payable to them under the Company's prior retirement plan but for the benefit limitations imposed by Section 415 and the pay limitation imposed by Section 401(A)(17) of the Internal Revenue Code. The purpose of the BFI Cash Balance Restoration Plan is to pay all participants in the plan the retirement benefit otherwise payable but for the benefit limitation imposed by Section 401(A)(17) of the Internal Revenue Code.

CERTAIN TRANSACTIONS

  Ulrich Otto

     The Company and Otto Holding International B.V. ("OHI") each own 50% of the stock of Otto Entsorgungsdienstleistungen GmbH ("Otto Waste Services"), a company engaged in the solid waste services business in Germany. Mr. Otto and members of his family indirectly own 100% of OHI. Mr. Otto, a director of the Company, serves as Managing Director of Otto Waste Services and as President of OHI. Mr. Otto was elected to the Board of Directors of the Company in March 1994.

     The Company and OHI are parties to a supply agreement pursuant to which OHI, its subsidiaries and affiliates ("OHI Group") have agreed to supply the Company with its requirements for certain types of containers and to supply certain other equipment. All purchases by the Company are subject to the condition that the products supplied by the OHI Group satisfy certain requirements, including competitive pricing, quality, specifications, freight costs and term of delivery.

     During fiscal 1996, the Company, primarily through its ownership interest in Otto Waste Services, engaged in various transactions with the OHI Group. The OHI Group leased containers and equipment and provided certain administrative services to Otto Waste Services. Charges for these administrative services were approximately $4.7 million during fiscal 1996. The Company, including Otto Waste Services, also purchased or entered into capital leases for approximately $30.8 million of containers from the OHI Group during fiscal 1996. In addition, Otto Waste Services leased certain office space from the OHI Group at a cost of approximately $427,000. The transactions between the Company, including Otto Waste Services, and the OHI Group have been undertaken in the ordinary course of business, are at prices that the Company believes are competitive and on terms that are substantially similar to those that would have been effected with an unrelated party.

     During fiscal 1996, Otto Waste Services sold certain assets related to plastics processing to the OHI Group. These assets were sold to the OHI Group for approximately $2.5 million, which amount was determined based upon the fair market value of such assets. Additionally, Otto Waste Services sold the stock of one of its subsidiaries to the OHI Group at its recorded book value of approximately $2.1 million. The OHI Group also sold two companies specializing in plastics recycling and processing to Otto Waste Services at their net book value of approximately $372,000. In connection with the acquisition of these two companies, Otto Waste Services assumed liabilities of approximately $6.6 million of long-term debt with third parties and approximately $7.7 million in net payables with affiliated companies of Otto Waste Services and other companies within the OHI Group. Each of the foregoing transactions was approved by the Shareholder Committee of Otto Waste Services, which consists of representatives of the Company and the OHI Group. Management of the Company believes that each of these transactions was effected on terms that are substantially similar to those that would have been effected with unrelated third parties.

     In December 1996, the Company and OHI entered into an agreement for the sale by the Company to OHI of the stock of one of the Company's subsidiaries. The agreed to sales price, which is payable on May 31, 1997, is 19.6 million deutsche marks (approximately U.S. $12.7 million as of December 31, 1996) and was determined on the basis of arms' length negotiations between the parties. OHI has the right to terminate the agreement before May 31, 1997. Management of the Company believes that the terms of the agreement are substantially similar to those that would have been effected with an unrelated third party.

  Louis A. Waters

     See discussion under "Employment and Severance Agreements" for information concerning the trust established and funded by the Company in order to provide the retirement benefits that Mr. Waters is entitled to receive pursuant to the terms of his employment agreement with the Company.

            PROPOSAL TO APPROVE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 1997. This appointment was made subject to the approval of the Company's shareholders. Accordingly, the following resolution will be offered at the Meeting:

          "RESOLVED, that the appointment by the Board of Directors of Browning-Ferris Industries, Inc. of Arthur Andersen LLP as the auditors of the Company and its subsidiary companies for the fiscal year ending September 30, 1997, is hereby approved."

     Arthur Andersen LLP has been serving the Company in this capacity since 1973 and has advised the Company that it will have in attendance at the Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Meeting.

                           APPROVAL OF THE COMPANY'S
                           1996 STOCK INCENTIVE PLAN,
                        MANAGEMENT ANNUAL INCENTIVE PLAN
                          AND LONG-TERM INCENTIVE PLAN

     During 1996, the Company announced new long-term financial goals that align the Company's performance objectives with the creation of shareholder value. To support the achievement of the Company's new financial goals, the Compensation Committee of the Board of Directors (the "Committee") initiated a comprehensive examination of the Company's executive compensation policies to develop a strategy that would more closely link management's compensation to the performance of the Company and the value created for shareholders.

     As the result of its review, the Committee recommended, and the Board of Directors adopted, the Browning-Ferris Industries, Inc. 1996 Stock Incentive Plan (the "SIP"), Annual Management Incentive Plan (the "AMIP") and Long-Term Incentive Plan (the "LTIP", collectively, with the SIP and AMIP, the "Incentive Plans"). Each of the Incentive Plans was approved by the Board subject to approval by the Company's shareholders at the Meeting. Along with the stock ownership guidelines that have been established by the Committee (described under the heading "Executive Stock Ownership Guidelines" on page 15 of this Proxy Statement), the SIP and LTIP Plans were designed to provide executive officers and key employees (including officers and directors who are employees) of the Company with an opportunity to acquire a proprietary interest in the Company, which will encourage them to more closely identify with shareholder interests and to achieve financial results consistent with the Company's long-range business plan. Further, the AMIP is designed to provide executive officers and other officers of the Company with annual cash bonuses upon the achievement of certain predetermined performance goals that are linked to the performance objectives of the Company.

     The Committee also designed the Incentive Plans to permit the Company to take a deduction under Section 162(m) of the Internal Revenue Code (the "Code") with respect to performance-based compensation to any participant who is a "covered employee" within the meaning of Section 162(m).

     Subject to shareholder approval of the Incentive Plans, at January 17, 1997, 1,015,000 performance shares have been awarded under the LTIP, which shares are convertible into up to 1,015,000 shares of the Company's Common Stock, $.16 2/3 par value ("Common Stock"), upon attainment of the performance goals established under the LTIP discussed below under the heading "SUMMARY OF THE LTIP". If the Incentive Plans are not approved by shareholders at the Meeting, then each of the plans will be void and the performance shares granted will be canceled.

     The closing price of the Company's Common Stock on the New York Stock Exchange on January 17, 1997 was $28.25 per share.

                               SUMMARY OF THE SIP

     Grants under the SIP can take the form of stock options, restricted stock or stock awards. As of January 17, 1997, no awards have been made under the SIP, although up to a maximum of 1,500,000 shares of Common Stock may be issued under the SIP upon vesting of the performance shares granted under the LTIP, which is discussed below under the heading "SUMMARY OF THE LTIP".

ADMINISTRATION

     The SIP is administered by the Committee. Subject to the limitations in the SIP, the Committee has authority to determine and designate the eligible individuals and to determine the type, amount and terms of any award. All questions of interpretation and application of the SIP, or of any awards granted under the SIP, are subject to the determination of the Committee.

SHARES SUBJECT TO SIP

     The maximum number of shares of Common Stock which may be issued under the SIP is 10,000,000 shares, of which no more than 1,500,000 shares may be awarded as stock awards and restricted stock. The shares of Common Stock may be treasury shares or authorized but unissued shares. In the event a stock option expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such option will be available for future awards under the plan.

ELIGIBILITY

     The individuals eligible to receive awards under the SIP are key employees (including officers and directors who are employees) and certain consultants of the Company or any of its subsidiaries. The Company currently estimates that approximately 1,200 employees are eligible to participate in the SIP.

AWARDS

     The Committee is authorized to grant to such eligible individuals awards under the SIP. Unless the Committee specifically provides otherwise, options granted under the SIP are non-transferable except by will or the laws of descent and distribution. The maximum number of shares of Common Stock which may be covered by options granted to any one person under the SIP is 250,000 annually.

STOCK OPTIONS

     Stock options granted under the SIP may be in the form of either incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options. The price at which shares of Common Stock may be purchased pursuant to a stock option will not be less than the fair market value of the shares of Common Stock on the date of grant. Stock options will be exercisable from time to time in part or as a whole, provided that no stock option will be exercisable after the expiration of ten years from the date of grant and no stock options will be repriced. The exercise price of a stock option may be paid in cash, Common Stock, or a combination thereof.

STOCK AWARDS AND RESTRICTED STOCK

     A stock award consists of the issuance by the Company to a participant of shares of Common Stock, without other payment therefor, in lieu of certain cash compensation or as additional compensation for such participant's services to the Company. Restricted stock grants consist of shares of Common Stock which are issued by the Company to a participant at a price, which may be below fair market value or which may be zero, but subject to certain restrictions deemed appropriate by the Committee, including, but not limited to, restrictions on transferability, requirements of continued employment, or attainment of certain individual or Company performance measures. The Committee is authorized to determine the number of shares of Common Stock to be issued to a participant pursuant to a stock award or restricted stock grant, the prices at which shares of restricted stock may be issued, and the restrictions on the shares of restricted stock. Subject to the terms and conditions of the SIP, a participant receiving shares of restricted stock will have all the rights of a shareholder with respect to such shares, including without limitation, dividends and voting rights. Stock awards and restricted stock grants do not constitute performance-based compensation under Section 162(m) of the Code.

ADJUSTMENTS

     The SIP provides for adjustment of the aggregate number of shares reserved for issuance under the plan and the number of shares subject to any outstanding option upon the occurrence of certain events. These events include, among other things, stock splits, stock dividends, or any other increase or reduction in the number of shares of the Common Stock outstanding provided the Company does not receive consideration therefor. The SIP also provides that, in the event of a merger, consolidation or sale of all of the Company's assets, the holder of any outstanding option will be entitled to receive upon exercise the number and class of shares of stock or other securities or property to which the holder would have been entitled to receive if, immediately prior to such event, the holder had been the holder of record of the number of shares of Common Stock as to which such option is exercisable.

TERMINATION AND AMENDMENT

     No awards may be granted after September 3, 2006. The Board may amend, terminate or suspend the SIP at any time, in its sole and absolute discretion; provided, however, that no amendment that would (a) materially increase the number of shares of Common Stock that may be issued under the SIP, (b) materially modify the requirements as to eligibility for participation in the SIP, or (c) otherwise materially increase the benefits accruing to participants under the SIP shall be made without the approval of the Company's shareholders.

                              SUMMARY OF THE AMIP

     Awards under the AMIP consist of annual cash bonuses to executive officers and other officers of the Company, based on the Company's performance. In lieu of cash, eligible participants may elect to receive all or any portion of their bonus amount in shares of restricted Common Stock, with a 25% stock premium, under the Company's Convertible Annual Incentive Award Plan. See "Annual Incentive Compensation" on page 14 of this Proxy Statement.

ADMINISTRATION

     The AMIP is administered by the Committee, which will certify in writing as to the achievement of performance criteria prior to payment of any awards. Subject to the provisions of the plan, the Committee is authorized to administer and interpret the plan and to exercise all powers and authorities either specifically granted to it under the plan or necessary or advisable in the administration of the plan. The determinations of the Committee are final and conclusive; provided, however, that no action may be taken which would prevent awards that are intended to provide "performance-based compensation," within the meaning of Section 162(m) of the Code, from doing so. The Committee may, in its discretion, reduce in whole or in part the amount of any award that would otherwise be payable to a participant under the AMIP.

ELIGIBILITY

     Executive officers and other officers of the Company are eligible to participate in the AMIP. There are currently 23 employees eligible to participate in the AMIP.

AWARDS

     Within the time period prescribed by Section 162(m) of the Code, the Committee will establish the performance goals for each fiscal year. The performance goals will be based upon one or more of the following performance measures: return on equity, assets, capital or investment; pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share of the Company; cash flow or similar measures; or objective customer satisfaction measures. The performance goals established by the Committee will include a threshold level of performance below which no award will be payable and a maximum award opportunity for each participant. Performance goals also may be based upon attaining specified levels of Company performance based upon one or more of the criteria described above relative to prior periods or the performance of other companies.

     With respect to participants who are not "covered employees" within the meaning of Section 162(m) of the Code, the performance goals may also include an individual or team goal component. Individual goals will be measured based upon actual individual or team performance as compared to the previously described Company performance measures. The Committee shall be responsible for determining the portion of a participant's performance goals that may consist of individual or team goals, the portion of any award attributable to such goals and whether such award is contingent upon the attainment of the previously described Company performance measures.

     The Committee is authorized to adjust the method of calculating attainment of performance goals in recognition of nonrecurring items and may reduce performance results upon which awards are based to offset unintended results arising from events not anticipated when the goals were established, provided that the adjustment is permitted by Section 162(m) of the Code. The Committee may also make a prorated award to an employee who becomes eligible for participation in the plan after the start of any performance year. The maximum annual award that may be granted to a participant under the AMIP is $2,000,000.

DEFERRALS

     The Committee will permit participants to defer receipt of all or a portion of an award under the terms of the Company's Deferred Compensation Plan.

AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION

     The Board may amend, modify, suspend or terminate the AMIP for any purpose except that no amendment or alteration will be effective prior to approval by the Company's shareholders to the extent such approval is required pursuant to
Section 162(m) of the Code or otherwise required by law. Further, no amendment to the AMIP shall be effective that would increase the maximum amount that can be paid to a participant under the plan; change the performance criteria set forth in the plan; or modify the eligibility requirements for participants unless first approved by the Company's shareholders. Subject to earlier termination pursuant to the above, the AMIP will terminate September 30, 2001. After that date, no future awards may be granted.

CHANGE IN CONTROL

     Immediately upon a change in control, all outstanding awards will be deemed earned at the maximum performance goal level and the Company will make a payment of such awards in cash within 10 days after the effective date of the change in control. Such payment would not constitute "performance-based" compensation within the meaning of Section 162(m) of the Code. A "Change in Control" shall be deemed to have occurred when, with or without the approval of the Board of Directors of the Company, (i) more than 25% of the voting power of the Company's outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); or (ii) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company.

ESTIMATE OF BENEFITS

     The amounts that will be paid pursuant to the AMIP for fiscal 1997 are not currently determinable. If the AMIP had been in effect during fiscal year 1996, the named executive officers would have received no cash bonuses.

                              SUMMARY OF THE LTIP

     The LTIP is a five-year performance plan. Awards under the LTIP consist of performance shares which are convertible into an equivalent number of shares of Common Stock upon the attainment of certain Company and stock price performance measures. In its discretion, the Committee is authorized to terminate the LTIP at the end of four years. It is expected that the Committee will terminate the plan and seek any required shareholder approval to institute a new long-term plan if, at the end of four years, substantial progress has not been made in attaining the performance goals described below.

ADMINISTRATION

     The LTIP is administered by the Committee, which will certify in writing as to the achievement of performance criteria prior to payment of any awards. Subject to the provisions of the plan, the Committee is authorized to administer and interpret the plan and to exercise all powers and authorities either specifically granted to it under the plan or necessary or advisable in the administration of the plan. The determinations of the Committee in the administration of the plan are final and conclusive; provided, however, that no action may be taken which would prevent awards that are intended to provide "performance-based compensation," within the meaning of Section 162(m) of the Code, from doing so.

ELIGIBILITY

     Executive officers, other officers and key employees (including directors who are employees) of the Company or any of its subsidiaries or affiliates who are deemed by the Committee as having significant influence on the financial performance of the Company are eligible to participate in the LTIP. Currently 30 employees are eligible to participate in the plan.

AWARDS

     Awards under the plan consist of performance shares, which, upon the attainment of certain performance goals, are convertible into shares of Common Stock. Awards of performance shares do not provide the participant with rights to dividends or voting rights prior to issuance of shares of Common Stock pursuant to such award. Upon issuance of such Common Stock, participants will also receive a cash payment equal to the sum of all dividends that would have been declared on the Common Stock from October 1, 1996 through the issuance date.

     Participants are eligible for and receive only one award of performance shares during the five-year period that began on October 1, 1996. The Committee may make an award to an employee who becomes eligible for participation in the plan after October 1, 1996. The number of performance shares subject to, and the performance goals required for vesting of, any such award shall reflect the remaining time in the performance period at the time the award is granted.

SHARES SUBJECT TO PLAN

     The maximum number of performance shares which may be awarded pursuant to the LTIP is 1,500,000 shares. Upon vesting, each performance share will be converted to one share of Common Stock. No participant may receive an award in excess of 200,000 performance shares. The shares of Common Stock issued upon conversion of performance shares may be treasury shares or authorized but unissued shares.

PERFORMANCE GOALS

     The performance shares will vest in increments of 25% based on the attainment of two performance goals. Each performance goal will have been attained when the target levels for the two performance measures: "Cumulative Cash Value Added" or "Cumulative CVA" and "Moving Average Stock Price", as defined in the LTIP, have been attained and are concurrently in effect as of the end of any fiscal quarter during the term of the plan. The table below sets forth the target levels that must be achieved to attain each of the four performance goals and the percentage of performance shares that vest upon the attainment of each goal.

                                                                PERFORMANCE GOALS
                                                        ---------------------------------
                                                         1        2         3         4
                                                        ---      ----      ----      ----
    Cumulative CVA (in millions)......................  $20      $130      $240      $350
    Moving Average Stock Price........................  $35      $ 40      $ 45      $ 50
    Vesting of Performance Shares.....................   25%       25%       25%       25%
    Cumulative Vesting of Performance Shares..........   25%       50%       75%      100%

DETERMINATION OF MOVING AVERAGE STOCK PRICE AND CUMULATIVE CVA

     "Moving Average Stock Price" is generally defined as the average closing price of a share of Common Stock as reported on the New York Stock Exchange during the three-month time period immediately preceding the date of such determination.

     "Cumulative CVA" is generally defined as (i) operating cash flows (whether positive or negative) from October 1, 1996 to the date of determination less
(ii) average gross assets for the applicable period multiplied by the plan specified cost of capital of 13%. Cumulative CVA will be calculated at the end of each fiscal year and each fiscal quarter in each partial fiscal year from October 1, 1996, to the date of any such determination. Where applicable, recognized definitions under generally accepted accounting principles will be used in determining each of the items used to calculate Cumulative CVA. Certain terms which are components of the Cumulative CVA calculation are generally defined in the plan as follows:

     Operating cash flow for any period is generally defined as the sum of (i) net income, (ii) minority interest, (iii) depreciation, (iv) amortization, (v) after-tax interest expense, and (vi) asset impairment write-downs or other special charges during the period (except to the extent such write-downs or charges constitute extraordinary items), increased by any extraordinary losses or decreased by any extraordinary income during the period.

     Average gross assets generally means the average (determined as set forth in the LTIP) of the Company's gross assets, defined generally as (a) the total of (i) the book value of the Company's assets, plus (ii) accumulated depreciation and amortization, plus (iii) an adjustment for goodwill attributed to any pooling-of-interests acquisitions during the performance period, plus
(iv) any other reductions in the net book value of the assets prior to disposition of the assets, less (b) the total of (i) non-interest bearing current liabilities, plus (ii) deferred tax liabilities, plus (iii) continuing environmental accruals of the Company.

PLAN TERM

     The performance period will be the five-year period beginning October 1, 1996, and ending September 30, 2001.

SPECIAL CIRCUMSTANCES

     In the event of (i) the death or disability of any participant, (ii) the involuntary termination of employment (other than for cause) of any participant, or (iii) subject to approval of the Committee, the retirement at age 65, such participant will be entitled to receive a prorata portion of the next segment, if any, of performance shares which vest and which the participant would have been entitled to receive if such event had not occurred.

CHANGE OF CONTROL

     Immediately upon a change of control all outstanding awards will vest automatically, and all performance shares will be deemed earned at the maximum performance goal level, i.e. the Cumulative CVA shall be deemed to be $350 million, and the Moving Average Stock Price shall be deemed to be $50. The Company will issue certificates evidencing the Common Stock subject to such performance share awards within 10 days after the effective date of the change in control. Such award would not constitute "performance-based" compensation within the meaning of Section 162(m) of the Code. The definition of "Change in Control" is set forth on page 31 of this Proxy Statement.

ESTIMATE OF BENEFITS

     The benefits that will be received by participants in the LTIP are not currently determinable. The number of performance shares that have been awarded to the named executive officers and the other plan participants pursuant to the LTIP is as follows:

                                                                            NUMBER OF
                            NAME AND POSITION                           PERFORMANCE SHARES
    ------------------------------------------------------------------  ------------------
    Bruce Ranck.......................................................        170,000
      President and Chief Executive Officer
    Norman A. Myers...................................................         72,000
      Vice Chairman and Chief Marketing Officer
    Louis A. Waters...................................................         72,000
      Chairman and Chief Executive Officer of BFI International, Inc.
    J. Gregory Muldoon................................................         84,000
      Executive Vice President and Chief Operating Officer
    Rufus Wallingford.................................................         50,000
      Senior Vice President and General Counsel
    Executive Officer Group (including the persons named above).......        636,000
    Non-Executive Officer Director Group..............................         76,000
    Non-Executive Officer Employee Group..............................        379,000

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the principal federal income tax consequences under current tax laws of certain events under each of the Incentive Plans. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company, nor does it describe foreign, state or local tax consequences.

INCENTIVE STOCK OPTIONS

     No income results to a participant upon the grant or exercise of an incentive stock option ("ISO") if the participant is an employee of the Company or a subsidiary of the Company at all times during the period commencing on the date of grant and ending on the date three months (or one year in the case of a participant who is totally and permanently disabled) prior to the date of exercise.

     In the event of a disposition of stock received upon exercise of an ISO after the ISO holding periods (within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the "ISO holding periods")) have been satisfied, any gain or loss, equal to the difference between the amount realized upon such disposition and the option price, generally will be taxable as long-term capital gain or loss. In the event of a disposition of stock received upon exercise of an ISO prior to the expiration of the ISO holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of such stock at the time of exercise (or the amount realized upon such disposition, if less) over the option price. If the amount realized upon such disqualifying disposition exceeds the fair market value of such stock at the time of exercise, the excess will be taxable as long-term or short-term capital gain, depending on the participant's holding period.

     No deduction is allowable to the Company upon the grant or exercise of an ISO. In the event that a participant recognizes ordinary income as a result of a disposition of stock received upon exercise of an ISO prior to the expiration of the ISO holding periods, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     Certain additional special rules apply if the exercise price for an option is paid for with the shares previously owned by the participant rather than in cash.

NON-QUALIFIED STOCK OPTIONS

     No income is recognized upon the grant of a non-qualified stock option to a participant. The participant recognizes ordinary income upon exercise of the non-qualified stock option equal to the excess of the fair market value of the stock received upon exercise of the stock option on the date of exercise over the option price. Such ordinary income is subject to withholding. The participant's tax basis in these shares will be their fair market value when purchased. On subsequent sale of such shares, gain or loss will be recognized in an amount equal to the difference between the tax basis thereof and the amount realized on such sale.

     Certain additional special rules apply if the exercise price for an option is paid for with shares previously owned by the participant rather than in cash.

RESTRICTED STOCK

     A participant generally will not recognize taxable income upon the grant of restricted stock, and the recognition of any income will be postponed until the time that the restrictions on the shares lapse, at which time the participant will recognize ordinary income equal to the fair market value of the restricted stock at the time that such restrictions lapse. A participant may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the participant will recognize ordinary income equal to the fair market value of the restricted stock at the time of grant determined without regard to any of the restrictions thereon.

STOCK AWARDS

     Ordinary income will be recognized by a participant on the date of a stock award. The participant will recognize ordinary income equal to the fair market value of the shares on the date of the award, which becomes the tax basis in a subsequent sale.

PERFORMANCE SHARES

     When performance shares are earned and stock is issued therefor, a participant will realize ordinary income equal to the fair market value of the performance shares.

DIVIDEND EQUIVALENTS

     A participant realizes ordinary income upon the receipt of dividend equivalents in an amount equal to any cash received.

DEDUCTIBILITY BY THE COMPANY

     The Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to non-qualified stock options, restricted stock, stock awards, performance shares and dividend equivalent payments, except with respect to any payment resulting from a change in control.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year and Forms 5 furnished to the Company with respect to its most recent fiscal year, the Company believes that all transactions by reporting persons were reported on a timely basis.

                                 OTHER MATTERS

     Management of the Company does not intend to present any other items of business and knows of no other items of business that are likely to be brought before the Meeting, except those set forth in the foregoing Notice of Annual Meeting of Shareholders. However, if any other matters should properly come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder who wishes to submit a proposal to be presented at the 1998 Annual Meeting of Shareholders must deliver such proposal to the Secretary of the Company. The proposal must be received at the Company's executive offices (757 N. Eldridge, Houston, Texas 77079) no later than September 24, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                              COST OF SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company will also, pursuant to regulations of the Securities and Exchange Commission, make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to solicitation by use of the mails, certain directors, officers and employees of the Company may solicit the return of proxies by telephone, telegram or personal interviews. In addition, the Company has retained Morrow & Co., Inc., New York, New York, to assist in the solicitation of proxies and will pay approximately $10,000 in fees for the solicitation of proxies to such firm, plus reimbursement of expenses.

                                         By Order of the
                                         Board of Directors,

                                         /s/ Gerald K. Burger
                                         Gerald K. Burger
                                         Vice President and Secretary
Houston, Texas
January 22, 1997

                                         [BROWING-FERRIS INDUSTRIES, INC., LOGO]


                                         =======================================

                                              NOTICE OF 1997 ANNUAL MEETING

                                                           AND

                                                     PROXY STATEMENT

                                         ======================================

                                                        IMPORTANT

                                             PLEASE SIGN AND DATE YOUR PROXY
                                         AND PROMPTLY RETURN IT IN THE ENCLOSED
[RECYCLED PAPER LOGO]                                    ENVELOPE.

     X  PLEASE MARK YOUR                                                    9934
        VOTES AS IN THIS
        EXAMPLE.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS (2) AND (3).
-------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
-------------------------------------------------------------------------------

                   FOR       WITHHELD                                                                 FOR   AGAINST   ABSTAIN
1. Election of                                      2. Proposal to approve the appointment of Arthur
   Director                                            Anderson LLP as auditors for the Company's
   (see reverse)                                       1997 fiscal year.

For, except vote withheld from the following        3. Proposal to approve the Company's 1990
nominee(s):                                            Stock Incentive Plan, the Annual Management
                                                       Incentive Plan and the Long-Term Incentive
                                                       Plan.
---------------------------------------------
                                                    4. In their discretion, the proxies are authorized to
---------------------------------------------          vote on such other matters as may properly come
                                                       before the meeting or any adjournment thereof.

                                                      All as more particularly described in the Proxy Statement
                                                      relating such meeting, receipt of which is hereby
acknowledged.

                                                       -----------------------------------------------------------------------------

                                                       PLEASE SIGN YOUR NAME HERE EXACTLY AS IT APPEARS HEREON. JOINT OWNERS
                                                       MUST EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                       TRUSTEE. OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS IT APPEARS HEREON.
                                                       IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR
                                                       OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                                       BY AUTHORIZED PERSON.


                                                       -----------------------------------------------------------------------


                                                       -----------------------------------------------------------------------
                                                       SIGNATURE(S)                                                       DATE

                        BROWNING-FERRIS INDUSTRIES, INC.

            PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- MARCH 5, 1997

          The undersigned shareholder of record on January 6, 1997, of
P Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), herby appoints WILLIAM D. RUCKELSHAUS, and GERALD K. BURGER, either one or
R both of them, proxies of the undersigned, with full power of substitution, to vote, as designated below, at the annual meeting of shareholders of the
O Company to be held on March 5, 1997, at 2:00 p.m., Houston time, in the Company's auditorium located on the 14th floor of the corporate office at
X 757 N. Eldridge, Houston, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally
Y   present:

        To elect the following four nominees to serve as directors for three-year terms and until their successors are duly elected and qualified:

        Gregory D. Brenneman                            Marc J. Sharpiro
        Harry J. Phillips, Sr.                          Robert M. Teeter




                                                           ----------------
                                                           SEE REVERSE SIDE
                                                           ----------------

                                                                     APPENDIX A


                           BROWNING-FERRIS INDUSTRIES
                        ANNUAL MANAGEMENT INCENTIVE PLAN


                  ARTICLE I.  PURPOSE AND GENERAL DESCRIPTION

The purpose of the Annual Management Incentive Plan (the "Plan") of Browning-Ferris Industries (the "Company") is to align the interest of the Company's management and shareholders. Specifically, the Plan's objectives are to:

         o Focus management's attention on accomplishing results that lead to increases in shareholder value;

         o   Support the financial objectives of the Company; and

         o Offer a results-based compensation program that is competitive and delivers superior rewards for exceptional results.

Accordingly, the Company may award to executive officers and other officers of the Company, annual incentive compensation on the terms and conditions established herein.


                            ARTICLE II.  DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

         "Annual Incentive Award" or "Award" means the compensation payable in cash granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations established by the Committee and the Plan.

         "Base Salary" shall mean the actual base earnings of a Participant for the Plan Year, as approved by the Committee, exclusive of any Awards under this Plan or any other prior or present commitment, including contractual arrangements, any salary advance, any allowance or reimbursement, gratifications, and the value of any basic or supplemental employee benefits or perquisites.

         "Board" shall mean the Board of Directors of the Company.

         "Change in Control," for all purposes of the Plan, shall be deemed to have occurred if, with or without the approval of the Board, any of the following events shall occur:

         (1) more than 25% of the voting power of the Company's outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) except with respect to any Participant who is included in any such person; or

         (2) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission.

         "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall consist of two or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.

         "Company" means Browning-Ferris Industries, Inc., a Delaware corporation, and its successors and assigns.

         "Covered Employees" means those participants in the Plan who are "covered employees" within the meaning of Section 162(m).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Participant" means an individual who is an executive officer or other officer of the Company, including any Covered Employee.

         "Performance Goals" shall be defined as the objective performance criterion or criteria established by the Committee, pursuant to
         Section V hereof, for the purpose of determining Awards under the Plan.

         "Plan" shall mean the Browning-Ferris Industries, Inc. Annual Management Incentive Plan.

         "Plan Year" means the consecutive 12 month period that constitutes the Company's fiscal year.

         "Restricted Stock" shall mean the shares of Common Stock, $.16-2/3 par value, of the Company with such restrictions, including transfer and vesting restrictions, as provided for in the Company's Convertible Annual Incentive Award Plan, as such plan may be amended from time to time.

         "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder.


                          ARTICLE III.  ADMINISTRATION

3.1      The Plan shall be administered by the Committee.

3.2 Subject to the provisions of the Plan, the Committee shall have the authority in its sole discretion to administer and interpret the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to establish the target and maximum Awards for each level of Participant; to determine the performance measures and their relative weighting; to determine whether, to what extent and under what circumstances any Award may be settled, canceled, forfeited, exchanged, or surrendered; to waive or modify any condition applicable to an Award subject to compliance with Section 162(m); to make adjustments in the performance goals of an Award (i) in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, subject to compliance, with Section 162(m), if applicable, or (ii) in response to changes in applicable laws, regulations, or accounting principles; to establish, amend or rescind any administrative policies; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive; provided, however, that no action shall be taken which will prevent Awards granted under the Plan that are intended to provide "performance-based compensation," within the meaning of Section 162(m), from doing so.


                            ARTICLE IV. ELIGIBILITY

All executive officers and other officers of the Company shall participate in the Plan. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, such Participant shall cease to be a Participant as of the date designated by the Committee and the employee shall be notified of such withdrawal as soon as practicable following such action. Further, such Participant shall cease to have any right to an Award for the Plan Year in which such withdrawal is effective; provided, however, that the Committee may in its sole discretion, authorize a prorated award based on the number of full months of participation prior to the effective date of such withdrawal and the Company's performance during such period.


                   ARTICLE V. PERFORMANCE GOALS AND MEASURES

5.1 Performance Goals that are intended to comply with Section 162(m) shall be established by the Committee within the time period prescribed by Section 162(m) for the Plan Year relating to a specific Award; provided, however, the Committee may establish Performance Goals that are not intended to comply with Section 162(m) after such time period. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance. The criterion or criteria used in establishing Performance Goals may, at the discretion of the Committee, include one or any combination of the following: (i) return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share of the Company; (iii) cash flow or similar measures; or (iv) objective customer satisfaction measures. The Performance Goals established by the Committee shall include a threshold level of performance below which no Award will be payable and a maximum Award opportunity for each Participant. Performance Goals also may be based upon attaining specified levels of Company performance based upon one or more of the criteria described above relative to prior periods or the performance of other companies. The determination of attainment of the Performance Goals shall be determined in accordance with generally accepted accounting principles and certified in writing by the Committee.

5.2 The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).

5.3 With respect to Participants other than Covered Employees, the Performance Goals may, at the discretion of the Committee, include Individual Goal components. Individual Goals shall be measured based upon actual individual or team performance as compared to the objective goals established by the Committee pursuant to Paragraph
         5.1.  The Committee shall be responsible for determining the relative
         weighting of   Individual Goals as a component of a Participant's
         Performance Goals. The Committee
         shall determine which Participants, if any, are eligible to include Individual Goals as a component of their Performance Goals. The Committee may, in its sole discretion, determine that the portion of Award attributable to Individual Goals shall only be payable upon the attainment of that component of Performance Goals established pursuant to Paragraph 5.1. Covered Employees shall not be eligible to include Individual Goals as a component of their Performance Goals unless permitted by Section 162(m).


                              ARTICLE VI.  AWARDS

6.1 Awards under the Plan shall be paid in cash, or at the election of the Participant, shares of Restricted Stock pursuant to the Company's Convertible Annual Incentive Award Plan.

6.2. The Committee shall review the prior year's performance in relation to the Performance Goals and determine the level of achievement of the Performance Goals. Payment of Annual Incentive Awards to Participants under the Plan shall occur only after the Committee has certified in writing that the Performance Goals have been achieved for the relevant Plan Year. Notwithstanding the attainment of Performance Goals of the Company as a whole, Awards for individual Participants under the Plan may be denied or adjusted downward by the Committee, in its sole judgment, based on its assessment of the Participant's performance. The maximum Annual Incentive Award that may be granted to a Participant under the Plan for any Plan Year shall be $2.0 million.


                    ARTICLE VII.  DEFERRALS AND SETTLEMENTS

The Committee may permit Participants to elect to defer receipt of all or a portion of the Annual Incentive Award under the terms established pursuant to the Company's Deferred Compensation Plan. It may also provide that amounts be credited with interest.


                        ARTICLE VIII.  WITHHOLDING TAXES

The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law.


            ARTICLE IX.  NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the

Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability, or any claim under the Plan, except as provided herein.


                         ARTICLE X.  CHANGE IN CONTROL

Immediately upon a Change in Control, all outstanding Awards (except Awards held by a Participant included in any person causing a Change in Control pursuant to clause (a) of the definition of Change in Control) shall be deemed earned at the maximum Performance Goal level and the Company shall make payment in cash to each Participant within ten (10) days after the effective date of the Change in Control in the amount of such maximum Award. The granting of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

It is recognized that under certain circumstances: (a) payments or benefits provided to a Participant might give rise to an "excess parachute payment" within the meaning of Section 280G of the Code; and (b) it might be beneficial to a Participant to disclaim some portion of the payment or benefit in order to avoid such "excess parachute payment" and thereby avoid the imposition of an excise tax resulting therefrom; and (c) under such circumstances it would not be to the disadvantage of the Company to permit the Participant to disclaim any such payment or benefit in order to avoid the "excess parachute payment" and the excise tax resulting therefrom.

Accordingly, the Participant may, at the Participant's option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Plan which would constitute "excess parachute payments," and it shall be the Participant's choice as to which payments or benefits shall be so surrendered, if and to the extent that the Participant exercises such option, so as to avoid "excess parachute payments."


                      ARTICLE XI. AMENDMENT, MODIFICATION,
                           SUSPENSION OR TERMINATION

The Board may amend, modify, suspend or terminate this Plan for any purpose except that no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is then required pursuant to Section 162(m) or otherwise required by law. Further, no amendment to the Plan shall be effective that would (i) increase the maximum amount that can be paid to a Participant under the Plan; (ii) change the performance criterion or criteria set forth in Section V hereof for payment of Awards; or
(iii) modify the eligibility requirements for Participants in the Plan unless first approved by the Company's shareholders.

                          ARTICLE XII.  GOVERNING LAW

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.


             ARTICLE XIII.  OTHER BENEFIT AND COMPENSATION PROGRAMS

Unless otherwise specifically provided to the contrary in the relevant plan, program or practice, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, program or practice or any severance policy of the Company. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.


                      ARTICLE XIV.  SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.


                          ARTICLE XV.  EFFECTIVE DATE

This Plan shall be effective as of the date it is approved by the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon approval by the Company's shareholders at the annual meeting held in 1997. If the shareholders of the Company shall fail to approve this Plan at such meeting, this Plan shall terminate and cease to be of any further force or effect. Subject to earlier termination pursuant to Article XI, the Plan shall have a term of five years from its effective date.


                          ARTICLE XVI.  INTERPRETATION

The Plan as applicable to certain employees is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply with respect to such employees.

                                                                     APPENDIX B

                           BROWNING-FERRIS INDUSTRIES
                            LONG-TERM INCENTIVE PLAN


                  ARTICLE I.  PURPOSE AND GENERAL DESCRIPTION

The purpose of the Long-Term Incentive Plan (the "Plan") of Browning-Ferris Industries, Inc. (the "Company") is to align the interest of the Company's management and shareholders. Specifically, the Plan's objectives are to:

         o Focus management's attention on accomplishing results that lead to increases in shareholder value;

         o   Support the financial objectives of the Company; and

         o Offer a results-based compensation program that is competitive and delivers superior rewards for exceptional results.

Participants in the Plan will receive Awards of Performance Shares which will vest in segments subject to the Company's attaining specified Performance Goals or Hurdles during the Performance Period of the Plan, as set forth herein. The Performance Hurdles include the attainment of Cumulative Cash Value Amounts and specified Moving Average Stock Prices. The Performance Period will be the five years beginning October 1, 1996, subject to earlier termination as set forth herein.


                            ARTICLE II.  DEFINITIONS

1. As used in the Plan, the following terms shall have the meanings set forth below:

         "After-Tax Interest Expense" means the Interest Expense of the Company, net of Interest Income, adjusted for income taxes based on the effective tax rate or rates utilized in the Company's financial statements for the period or periods for which the determination is being made, excluding the effect on such tax rates of any special charges at the discretion of the Committee.

         "Average Gross Assets" means for any period the average of the Gross Assets at the end of the immediately preceding fiscal year and at the end of each fiscal quarter (including the fourth fiscal quarter) ending on or prior to the date of such determination. Average Gross Assets shall be calculated at the end of each fiscal year and at the end of each fiscal quarter in such fiscal year during the Performance Period.

         "Award" means any grant of Performance Shares under the Plan to a Participant by the Committee.

         "Award Agreement" means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

         "Board" shall mean the Board of Directors of the Company.

         "Business Day" means any day on which the Stock Exchange is open for trading.

         "Capital Charge" means for any period the Average Gross Assets for the period multiplied by the Cost of Capital applicable to the period.

         "Cash Value Added" or "CVA" means for any period (1) Operating Cash Flow (whether positive or negative) less the Capital Charge applicable to the period. Cash Value Added or CVA shall be determined as of the end of each fiscal year and of each fiscal quarter in any partial fiscal year during the Performance Period.

         "Change in Control," for all purposes of the Plan, shall be deemed to have occurred if any of the following events shall occur (with or without the approval of the Board):

         (a) more than 25% of the voting power of the Company's outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except with respect to any Participant who is included in any such person; or

         (b) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before any such transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission.

         "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall consist of three or more persons, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.

         "Common Stock" or "Shares" shall mean the shares of Common Stock, par value $.16-2/3 a share, of the Company.

         "Company" means Browning-Ferris Industries, Inc., a Delaware corporation, and its successors and assigns.

         "Continuing Environmental Accruals" means long-term environmental and landfill costs associated with obligations for closure and post-closure of the Company's landfills, corrective actions and remediations at certain of these landfill facilities and corrective actions at Superfund sites (excluding any such costs associated with discontinued operations of the Company), determined as set forth in the financial statements of the Company.

         "Cost of Capital" means 13% per annum for all purposes of the Plan during the Performance Period.

         "Cumulative Cash Value Added" or "Cumulative CVA" means the sum of the Cash Value Added during each fiscal year and each fiscal quarter in each partial fiscal year from October 1, 1996, to the date of any such determination.

         "Disability" means any physical or mental condition of any Participant continuing for more than six (6) months which, in the sole judgment of the Committee, is likely to continue and to prevent the Participant from having any significant influence on the financial performance of the Company.

         "Dividend Equivalent" means an amount in cash equal to (i) the cash dividends declared on each share of Common Stock from October 1, 1996, to the date of vesting of any Performance Shares (including any Performance Shares which vest as a result of a Change in Control) multiplied by (ii) the number of Performance Shares vesting on any such date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Forfeiture Termination of Employment" means (i) any termination of employment of a Participant for cause or (ii) any voluntary termination of employment by a Participation prior to Normal Retirement Age.

         "GAAP" means generally accepted accounting principles.

         "Gross Assets" means at any time (a) the total of (i) the book value of the Company's assets, plus (ii) accumulated Depreciation and Amortization, plus (iii) Pooling-of-Interests Goodwill during the Performance Period, plus (iv) any other reductions in the net book value of the assets prior to disposition of the assets, less (b) the total of (i) non-interest bearing current liabilities, plus (ii) Deferred Tax Liabilities, plus (iii) Continuing Environmental Accruals of the Company.

         "Moving Average Stock Price" means the average closing price of a share of Common Stock as reported on the Stock Exchange composite tape for each Business Day in the period beginning on any Business Day and ending on the immediately preceding date which is also a Business Day (or the next date which is a Business Day) in the third month thereafter. For example, the Moving Average Stock Price would be determined during the periods February 3 to May 2, 1997, and February 25 to May 25, 1998.

         "Normal Retirement Age" means 65.

         "Operating Cash Flow" means for any period the sum of (i) Net Income,
         (ii) Minority Interest, (iii) Depreciation, (iv) Amortization, (v) After-Tax Interest Expense, and (vi) asset impairment write-downs or other special charges during the period (except to the extent such write-downs or charges constitute Extraordinary Items), increased by any Extraordinary Losses or decreased by any Extraordinary Income during the period. Operating Cash Flow shall be determined for each fiscal year and for each fiscal quarter in any partial fiscal year during the Performance Period.

         "Participant" means an officer or key employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan.

         "Performance Goals" or "Hurdles" in respect to Awards of Performance Shares mean the Cumulative CVA and Moving Average Stock Price standards established pursuant to Paragraph 1 of Article V hereof, as amended by the Committee in compliance with the provisions of Paragraph 2 of Article V hereof.

         "Performance Period" means the five year period beginning October 1, 1996, and ending September 30, 2001, subject to earlier termination at the discretion of the Committee.

         "Performance Shares" shall mean shares of Common Stock subject to an Award granted pursuant to Article VI and deliverable upon attainment of the Performance Goals.

         "Plan" shall mean the Browning-Ferris Industries, Inc. Long Term Incentive Plan.

         "Pooling-of-Interests Goodwill" means, in connection with any acquisition made by the Company during the Performance Period and accounted for as a pooling-of-interests, an amount equal to the closing price of a Share of Common Stock on the Stock Exchange on the date of consummation of the acquisition multiplied by the number of Shares issued in connection with the acquisition less the stockholders' equity, partners' equity or other applicable measurement of equity of the business acquired.

         "Section 162(m)" shall mean Section 162(m) of the Code and the regulations promulgated thereunder.

         "Stock Exchange" means the New York Stock Exchange, Inc. ("NYSE") or, if the Common Stock is no longer included on the NYSE, then such other market price reporting system on which the Common Stock is traded or quoted.

         "Voting Stock" means securities entitled to vote in an election of Directors of the Company.

2. Recognized definitions under GAAP, if applicable, shall be used in determining any accounting item hereunder, including, without limitation, Amortization, current liabilities, Deferred Tax Liabilities, Depreciation, Extraordinary Items, Extraordinary Losses, Extraordinary Income, Interest Expense, Interest Income, Minority Interest, and Net Income (Loss). Such determinations shall be made on a consolidated basis unless not permissible pursuant to GAAP.


                          ARTICLE III.  ADMINISTRATION

1.       The Plan shall be administered by the Committee.

2. Subject to the provisions of the Plan, the Committee shall have the authority in its sole discretion to administer and interpret the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to select the Participants; to determine the Disability of any Participant; to determine the number of Performance Shares subject to any Award; to determine whether, to what extent and under what circumstances any Award may be settled, canceled, forfeited, exchanged, or surrendered, whether upon termination of employment or otherwise; to waive or modify any condition applicable to an Award subject to compliance with Section 162(m); to make adjustments in the performance goals of an Award (i) in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, subject to compliance with Section 162(m), if applicable, or (ii) in response to changes in applicable laws, regulations, or accounting principles; to interpret the Plan; to establish, amend or rescind any administrative policies; to determine the terms and provisions of any agreements entered into hereunder; to determine or establish procedures to determine whether Performance Goals have been attained; to terminate the Plan after four (4) years if the Committee so determines in its discretion; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive; provided, however, that no action shall be taken which will prevent Awards granted under the Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16b-3 under the Exchange Act or any subsequent comparable rule; and, provided further, that no action shall be taken which will prevent Awards hereunder that are intended to provide "performance-based compensation," within the meaning of Section 162(m), from doing so.


                              ARTICLE IV.  AWARDS

1. Awards under the Plan shall consist of Performance Shares. Awards of Performance Shares shall not provide the Participant with rights to dividends or voting rights prior to the Participant becoming the holder of record of shares issued pursuant to an Award, except for the right to receive a Dividend Equivalent pursuant to Paragraph 3 of
         Article V. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement, and such Award Agreement shall include provisions respecting arbitration of any disputes thereunder.

2. Participants shall, except as set forth below, be eligible for and receive only one Award of Performance Shares, subject to approval of the Plan by the Shareholders of the Company. The Committee may, in its discretion, subject to compliance with Section 162(m), make an Award to an employee who becomes eligible for participation in the Plan after October 1, 1996. The number of Performance Shares subject to, and the Performance Hurdles required for vesting of, any such Award shall reflect the remaining time in the Performance Period when the Award is granted.

3. Eligible Participants include any executive named under Section 162(m) and any other officer, senior executive or other employee of the Company or its affiliates deemed by the Committee as having a significant influence on the financial performance of the Company.


                        ARTICLE V.  PERFORMANCE HURDLES

1. The Performance Shares vest in four separate segments effective as of the end of any fiscal period (regardless of when any determination is actually made) when both the Cumulative CVA and Average Stock Price Performance Hurdles have been attained and are in effect as of the end of such fiscal period as set forth below:

                                                             Performance Hurdles
                                                             -------------------
                                                     1           2          3           4
                                                     -           -          -           -
         Cumulative CVA (in millions)               $20        $130        $240       $350
         Moving Average Stock Price                 $35        $  40       $ 45       $ 50
         Vesting of Performance Shares              25%         25%        25%         25%
         Cumulative Vesting of Performance Shares   25%         50%        75%        100%

2. The Committee shall have the right, in its discretion, to modify, amend or otherwise adjust the Performance Hurdles, subject to compliance with the requirements of Section 162(m), if it determines an adjustment would be consistent with the objectives of the Plan, taking into account the interests of the Participants and the Shareholders of the Company. The types of events which could cause an adjustment in the Performance Hurdles include, without limitation, accounting changes which substantially affect the determination of Performance Hurdles, changes in applicable laws or regulations which affect the Performance Hurdles, divisive corporate reorganizations, including spinoffs or other distributions of property or stock, or other events which the Committee determines require an adjustment in the Performance Goals.

3. Certificates representing any shares of Common Stock vested pursuant to Paragraph I above shall be issued and distributed as soon as reasonably practicable after the determination that such shares have vested. The Company shall concurrently pay to each Participant any Dividend Equivalent due in connection with the vesting of such Performance Shares.


              ARTICLE VI.  PERFORMANCE SHARES SUBJECT TO THE PLAN

An aggregate of 1,5000,000 shares of Common Stock shall be available for Awards of Performance Shares under the Plan, subject to adjustment in accordance with the provisions of Article IX hereof. The maximum Award to any Participant shall not exceed 200,000 Performance Shares in the aggregate. Shares of Common Stock available for issuance under the Plan may be authorized and unissued Shares or treasury shares, as the Company may from time to time determine. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and the Stock Exchange to make shares of Common Stock available for issuance pursuant to Awards. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3 issued pursuant to the Exchange Act.

                      ARTICLE VII.  SPECIAL CIRCUMSTANCES

1. Forfeiture Termination of Employment. In the event of the Forfeiture Termination of Employment of any Participant, any Award shall automatically terminate, and the Participant shall not be entitled to any Performance Shares which have not vested previously.

2. Normal Retirement, Death, Disability, Involuntary Termination. In the event of (i) the death or Disability of a Participant, (ii) the involuntary termination of employment of a Participant (other than for cause) or (iii) the retirement from employment of a Participant after reaching Normal Retirement Age, the Participant shall, subject to approval of the Committee in the case set forth in clause (iii), be entitled to receive a prorata portion of the next segment, if any, of Performance Shares which vest and which the Participant would have been entitled to receive if he had not been terminated without cause, retired, died or become disabled but not any additional segment of Performance Shares which become vested thereafter. The proration shall be based on the date of the Participant's involuntary termination, retirement, death or Disability in relation to the date of vesting of the Performance Shares occurring immediately before (or October 1, 1996, if no such vesting date has occurred) and immediately after such involuntary termination, retirement, death or Disability date.


                 ARTICLE VIII.  ADJUSTMENTS; WITHHOLDING TAXES

1. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize
         (i) any adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business; (ii) any merger or consolidation of the Company; (iii) any issuance of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock);
         (iv) the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business; or (v) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

2. In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock issuable pursuant to each Award and (ii) the total number of Shares reserved under the Plan shall each be proportionately adjusted to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of

         Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board of Directors shall make appropriate adjustments to the number of shares of Common Stock issuable pursuant to each Award to reflect such transaction ; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the Participants and preserve, without exceeding, the value of the Awards.

3. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of any Dividend Equivalent under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by (i) having the Company retain the number of shares of Common Stock or (ii) tendering the number of shares of Common Stock, in either case, at a value determined by the Committee to be equal to the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash, to or by the Participant, as the case may be.


                 ARTICLE IX.  REGULATORY APPROVALS AND LISTINGS

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates evidencing Shares under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable; (ii) the listing of such Shares on the Stock Exchange; and (iii) the completion of any registration or other qualification of the Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.


             ARTICLE X.  NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

                         ARTICLE XI.  CHANGE IN CONTROL

1. Immediately upon a Change in Control, all outstanding Awards (except Awards held by a Participant included in any person causing a Change in Control pursuant to clause (a) of the definition of Change in Control) shall vest automatically, and all Performance Share Awards (including any Dividend Equivalent) shall be deemed earned at the maximum Performance Goal level, i.e., the Cumulative CVA shall be deemed to be $350 million and the Moving Average Stock Price shall be deemed to be $50 upon the occurrence of such Change in Control.

2. The Company shall issue certificates evidencing the shares subject to such Performance Share Awards, and a check in payment of any Dividend Equivalent due in connection with the vesting of such Performance Shares, within 10 days after the effective date of the Change in Control.

3. It is recognized that under certain circumstances: (a) payments or benefits provided to a Participant might give rise to an "excess parachute payment" within the meaning of Section 280G of the Code; and
         (b) it might be beneficial to a Participant to disclaim some portion of the payment or benefit in order to avoid such "excess parachute payment" and thereby avoid the imposition of an excise tax resulting therefrom; and (c) under such circumstances it would not be to the disadvantage of the Company to permit the Participant to disclaim any such payment or benefit in order to avoid the "excess parachute payment" and the excise tax resulting therefrom.

         Accordingly, the Participant may, at the Participant's option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Plan which would constitute "excess parachute payments," and it shall be the Participant's choice as to which payments or benefits shall be so surrendered, if and to the extent that the Participant exercises such option, so as to avoid "excess parachute payments."


                          ARTICLE XII.  GOVERNING LAWS

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.


                     ARTICLE XIII.  RIGHTS AS SHAREHOLDERS

A Participant shall have no rights as a shareholder until he or she becomes the holder of record.

             ARTICLE XIV.  OTHER BENEFIT AND COMPENSATION PROGRAMS

Unless otherwise specifically provided to the contrary in the relevant plan, program or practice, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, program or practice or any severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.


                      ARTICLE XV.  SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.


                          ARTICLE XVI.  EFFECTIVE DATE

This Plan shall be effective as of October 1, 1996, subject to approval by the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon approval by the Company's shareholders at the annual meeting held in 1997. If the shareholders of the Company shall fail to approve this Plan at such meeting, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.


                         ARTICLE XVII.  INTERPRETATION

The Plan as applicable to certain employees is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply with respect to such employees.

                                                                     APPENDIX C

                        BROWNING-FERRIS INDUSTRIES, INC.

                           1996 STOCK INCENTIVE PLAN


1. PURPOSE. The 1996 Stock Incentive Plan (the "Plan") is to benefit Browning-Ferris Industries, Inc. (the "Company") and its subsidiary corporations through the maintenance and development of its management by offering certain executives, key employees (including employee-directors) and consultants of the Company and its subsidiaries (the "Participants") an opportunity to become owners of the Common Stock, $.16-2/3 par value, of the Company and is intended to advance the best interests of the Company by providing such persons with additional incentive by increasing their proprietary interest in the success of the Company and its subsidiary corporations.

2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or by another committee designated to act by the Board of Directors (the "Committee"). The Committee shall be comprised solely of two or more directors each of whom is an "outside director" within the meaning of
         Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of options granted hereunder (the "Options") and of stock awards and restricted stock (which are defined in Paragraph 17 hereof) granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

3. OPTIONS, STOCK AWARDS AND RESTRICTED STOCK GRANTS. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.16-2/3 par value (the "Stock"). The total amount of the Stock with respect to which Options, stock awards and restricted stock may be granted under this Plan shall not exceed in the aggregate 10,000,000 shares, but no more than 1,500,000 shares of Stock in the aggregate may be awarded as stock awards and restricted stock grants; provided, that the class and aggregate number of shares of Stock which may be subject to Options, stock awards and restricted stock granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares of Stock may be treasury shares or authorized but unissued shares of Stock. In the event that any outstanding Option for any reason shall expire or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option, stock award or restricted stock under the Plan.

4. AUTHORITY TO GRANT OPTIONS. The Committee may grant from time to time to such eligible individuals (the "Optionees") as set forth in Paragraph 5 an Option or Options to buy a stated number of shares of Stock under the terms and conditions of the Plan and the stock option agreement. Options granted under the Plan may, in the discretion of the Committee, be either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Each stock option agreement shall specifically state, for each Option granted thereunder, whether the Option is an incentive stock option or a non-qualified option, but any Option not designated by the Committee as an incentive stock option shall be a non-qualified stock option. In no event, however, shall both an incentive stock option and a non-qualified stock option be granted together under the Plan in such a manner that the exercise of one Option affects the rights to exercise the other. No Options shall be granted under the Plan subsequent to September 3, 2006. Except as provided in Paragraph 6, all provisions of this Plan relating to options apply to both incentive and non-qualified options. The only Options under the Plan which may be granted are those which either (i) are granted after adoption of the Plan and are conditioned upon approval of the Plan by the stockholders of the Company within twelve months of such adoption or (ii) are granted after both adoption of the Plan and approval thereof by the stockholders of the Company within twelve months after the date of such adoption, all as provided in Paragraph 21 hereof. The maximum number of Options which may be granted to any one Participant from this Plan annually is 250,000; provided, that the class and the aforesaid maximum number of shares shall be subject to adjustments in accordance with the provisions of Paragraph 16 hereof.

5. ELIGIBILITY FOR STOCK OPTIONS. Except as provided in Paragraph 6(iv), the individuals who shall be eligible to receive Options under the Plan shall be key employees (including employee-directors) of the Company or of any subsidiary corporation and any person who is a party to a written consulting agreement with the Company or any of its subsidiary corporations, as determined by the Committee. Non-employee directors are not eligible. For all purposes of the Plan, the term "subsidiary corporation" shall mean any corporation of which the Company is the "parent corporation" as that term is defined in Section 424(e) of the Code.

6. PROVISIONS APPLICABLE TO INCENTIVE STOCK OPTIONS. The following provisions shall apply only to incentive stock options granted under the Plan:

         (i) No incentive stock option shall be granted to any employee who, at the time such Option is granted, owns, within the meaning of Section 422 of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of Stock of the Company or any of its subsidiaries, except that such an Option may be granted to such an employee if at the time the Option is granted the option price is at least 110 percent of the fair market value of the Stock (determined in accordance with Paragraph 7) subject to the Option, and the Option by its terms is not exercisable after the expiration of five years from the date the Option is granted;

         (ii) To the extent that the aggregate fair market value of stock with respect to which incentive stock options (without regard to this subparagraph) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. This subparagraph shall be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this subparagraph, then such Options shall be apportioned between incentive stock option and non-qualified stock option treatment in such manner as the Committee shall determine.
                 For purposes of this subparagraph, the fair market value of any stock shall be determined, in accordance with Paragraph 7, as of the date the Option with respect to such Stock is granted.

         (iii) No incentive stock option granted under the Plan shall be exercisable any sooner than one year from the date of grant.

         (iv) Only employees (including employee-directors) of the Company and its subsidiary corporations shall be eligible to receive incentive stock options.

         (v) Incentive stock options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by the Optionee or his legal guardian or representative.

7. OPTION PRICE; FAIR MARKET VALUE. The price at which shares of Stock may be purchased pursuant to an Option shall be not less than the fair market value of the shares of Stock on the date the Option is granted, and the Committee in its discretion may provide that the price at which shares may be so purchased shall be more than such fair market value. For all purposes of this Plan, the "fair market value" of the Stock shall be the closing selling price of the Stock as reported in The Wall Street Journal for the last trading day before the date as of which such fair market value is to be determined. No Option may be repriced.

8. DURATION OF OPTIONS. Subject to Paragraph 6 (i), no Option shall be exercisable after the expiration of ten years from the date such Option is granted. An Option shall expire immediately following the last day on which such Option is exercisable pursuant to this Paragraph 8 or any decision of the Committee made pursuant to Paragraph 9.

9. AMOUNT EXERCISABLE. The Committee in its discretion may provide that an Option shall be exercisable throughout the term of the Option or during any lesser period of time from the date of grant of the Option and ending upon or before the expiration of the term. Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.

10. EXERCISE OF OPTIONS. Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with cash, wire transfer, certified check, bank draft or postal or express money order payable to the order of the Company (the "Acceptable Funds") for an amount equal to the Option price of such shares of Stock, or at the election of the Optionee, by exchanging shares of Stock owned by the Optionee, so long as the exchanged shares of Stock plus Acceptable Funds paid, if any, have a total fair market value (determined in accordance with Paragraph 7, as of the date of exercise) equal to the purchase prices for such shares to be acquired upon exercise of said Option, and specifying the address to which the certificates for such shares are to be mailed. Whenever an Option is exercised by exchanging shares of Stock theretofore owned by the
         Optionee: (1) no shares of Stock received upon exercise of that Option thereafter may be exchanged to pay the Option price for additional shares of Stock within the following six months; and (2) the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing a number of shares of Stock legally and beneficially owned by such Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates, with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange. Such notice may be delivered in person to the Secretary of the Company, or may be sent by mail to the Secretary of the Company, in which case delivery shall be deemed made on the date such notice is received. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such Option has been so exercised, issued in the Optionee's name; provided, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee, at the address specified pursuant to this Paragraph 10. The delivery of certificates upon the exercise of Options may, in the discretion of the Committee, be subject to any reasonable conditions, including, but not limited to (a) payment to the Company by the person exercising such Option of the amount, determined by the Company, of any tax liability of the Company (including but not limited to federal and state income and employment taxes required to be withheld) resulting from such exercise, or from a sale or other disposition of the stock issued upon exercise of such Option (or a stock option granted under another plan of the Company), if such sale or other disposition might be a "disqualifying disposition" described in
         Section 422(a) of the Code and (b) agreement by the person exercising such Option to provide the Company with such information as the Company might reasonably request pertaining to such exercise, sale or other disposition. The Optionee may elect to have the Company accept or retain Stock as payment of an Optionee's tax liability to the Company, as described in (a), above.

11. TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by the Optionee or his legal guardian or representative; provided, however, subject to Paragraph 6(v), the Committee, in its sole discretion, may grant Options that are transferable by the Optionee to (i) immediate family members (such as children, grandchildren or spouse); (ii) trusts for the benefit of the Optionee's immediate family members; and (iii) partnerships in which immediate family members are the only partners.

12. TERMINATION OF EMPLOYMENT OF OPTIONEE. Except as may be otherwise expressly provided herein, Options shall terminate on such date as shall be selected by the Committee in its discretion and specified in the option agreement. If an Optionee is an employee of the Company or of a subsidiary corporation at the time an Option is granted, and, before the date of expiration of the Option, an employment relationship with the Company and all subsidiaries is severed, for any reason (except as otherwise provided for herein), the Option shall terminate thirty days following severance of the employment relationship. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of an employment relationship with the Company or a subsidiary corporation and the Optionee, shall be determined by the Committee at the time thereof. If, before the date of expiration of a non-qualified Option, the Optionee shall be retired in good standing from the employ of the Company and all subsidiaries for reasons of age or disability under the then established rules of the Company, the Option shall terminate on the earlier of such date of expiration or one year after the date of such retirement. In the event of such retirement, the Optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to such retirement; however, in the event that the Optionee has retired on or after attaining the age of sixty-two (62) years, the Optionee shall be entitled to exercise all or any part of such Option (without regard to any limitations imposed pursuant to Paragraph 9 hereof. If during the exercisability period as set forth hereinabove as being one year, an Optionee becomes an employee or consultant for a competitor of the Company, it shall be deemed that the employee's retirement status under the Plan shall be considered as not in good standing and the exercisability period shall automatically be reduced to thirty days from the date of the consulting or employment arrangement, and further that the accelerated vesting of stock options on or after age 62 shall be rescinded and such Optionee shall only be able to exercise that portion of the Option which was exercisable immediately prior to such retirement and the remaining portion shall immediately be deemed canceled. Upon the death of the Optionee, his executors, administrators, or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the earlier of the date of expiration or one year following the date of such death, to exercise the Option, in whole or in part (without regard to any limitations imposed pursuant to Paragraph 9 hereof. The Committee shall be permitted, in its discretion, to grant to any employee an Option which is an incentive stock option or a non-qualified stock option with a provision that the Option shall continue in full force and effect as a non-qualified stock option with no modification of the option price if the person's status with the Company or its subsidiary changes, but such person continues as a director or consultant of the Company.

13. REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority.

14. NO RIGHTS AS STOCKHOLDER. No Optionee shall have rights as a Stockholder with respect to shares covered by any Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 16 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

15. NO EMPLOYMENT OR NOMINATION OBLIGATION. The granting of any Option shall not impose upon the Company or any subsidiary any obligation to continue to nominate an Optionee for election as a director or to employ or continue to employ any Optionee; and the right of the Company or any subsidiary to terminate the employment of any employee shall not be diminished or affected by reason of the fact that an Option has been granted to the employee.

16. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, an equivalent total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option would have been so exercisable in the absence of such event, the number and class of shares of stock or other securities or property to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number and class of shares of Stock equal to the number and class of shares as to which such Option shall be so exercised.

         If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets to another corporation and is liquidated while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale and liquidation, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of the Stock, shares of such stock or other securities as the holders of shares of such class of Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Committee may waive any limitations imposed pursuant to Paragraph 9 hereof so that all Options, from and after a date prior to the effective date of such merger, consolidation, or sale and liquidation, as the case may be, specified by the Committee, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Committee as of the effective date of any such merger, consolidation or sale and liquidation provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations imposed pursuant to Paragraph 9 hereof during a 30-day period preceding the effective date of such merger, consolidation or sale and liquidation.

         Except as herein before expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Stock then subject to outstanding Options.

17. STOCK AWARDS AND RESTRICTED STOCK GRANTS. A stock award consists of the issuance by the Company to a Participant of shares of Stock, without other payment therefor, in lieu of certain cash compensation or as additional compensation for his services to the Company. Restricted stock grants consist of shares of Stock which are issued by the Company to a Participant at a price which may be below their fair market value or for no payment, but subject to restrictions on their sale or other transfer by the Participant. The issuance of Stock pursuant to stock awards and restricted stock grants shall be subject to the following terms and conditions:

         (i) Number of Shares. Subject to Section 3, the number of shares to be issued by the Company to a Participant pursuant to a stock award or restricted stock grant shall be determined by the Committee.

         (ii) Sale Price. The Committee shall determine the prices, if any, at which shares of restricted stock shall be issued to a Participant, which may vary from time to time and among Participants and which may be below the fair market value of such shares of Stock at the date of sale and which may be zero.

         (iii) Restrictions. All shares of restricted stock issued hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

                 (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse (i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise) or (ii) upon written certification by the Committee of the attainment of certain performance measurements;

                 (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a Participant) resell back to the Company at his cost, all or a part of such shares in the event of termination of the holder's employment during any period in which such shares are subject to restrictions; or

                 (c) a prohibition against employment of the holder of such restricted stock by any competitor of the Company or its affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or a subsidiary of the Company.

         Shares of restricted stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                 "The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1996 Stock Incentive Plan of the Company, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company."

         At the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer or upon the attainment of certain performance measurements, such shares will be delivered free of all restrictions to the Participant or to the Participant's legal representative, beneficiary or heir.

         Subject to the terms and conditions of the Plan, each Participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. By accepting a stock award or a restricted stock grant, the Participant agrees to remit to the Company when due any federal and state income and employment taxes required to be withheld by the Company and the Participant may elect to have the Company accept or retain Stock as payment of such tax liability. Dividends paid in cash or property other than Stock with respect to shares of restricted stock shall be paid to the Participant currently or, at the election of the Participant, be reinvested by the Participant under the Company's Dividend Reinvestment Plan. Shares purchased with reinvested dividends shall not be restricted.

18. TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, no amendment that would (a) materially increase the number of shares of Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to Participants under the Plan shall be made without the approval of the Company's stockholders.

19. WRITTEN AGREEMENT. Each Option or restricted stock granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the Participant and by the Chairman of the Board, Chief Executive Officer, the Vice Chairman, the President or any Vice President of the Company for and in the name and on behalf of the Company. Stock awards granted hereunder may be embodied in such a written agreement. Such an Option, stock award or restricted stock agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

20. INDEMNIFICATION OF COMMITTEE. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

21. ADOPTION, APPROVAL AND EFFECTIVE DATE OF PLAN. The Plan shall be considered adopted and shall become effective on the date the Plan is approved by the Board of Directors of the Company; provided, however, that the Plan and any grants of Options, stock awards or restricted stock grants thereunder, shall be void, if the stockholders of the Company shall not have approved adoption of the Plan within twelve months after such effective date.

22. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and shall be construed accordingly.

23. COMPLIANCE WITH SEC REGULATIONS. It is the Company's intent that all transactions under the Plan comply in all respects with Rule 16b-3, and any successor rule pursuant thereto. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants of Options and Stock and all exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder.